Exhibit 3

EXECUTION COPY

DATED 30 NOVEMBER 2005

PRIORITY AGREEMENT

between

JEFFERSON SMURFIT GROUP LIMITED
as the Parent

CERTAIN SUBSIDIARIES OF THE PARENT
as Obligors

THE SENIOR CREDITORS, THE HEDGING BANKS AND JUNIOR CREDITOR

and

DEUTSCHE BANK AG, LONDON BRANCH
as Senior Agent and Security Agent

relating, inter alia, to a Senior Facility Agreement
dated 30 November 2005

WHITE & CASE

5 Old Broad Street
London EC2N 1DW

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SCHEDULE 4 HEDGING BANKS AND HEDGING DOCUMENTS	53
SCHEDULE 5 FORM OF DEED OF ACCESSION	55
SCHEDULE 6 CALCULATION OF HEDGING DEBT	56
SCHEDULE 7 SECURITY AGENT	57

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THIS PRIORITY AGREEMENT  is dated 30 November 2005 and is made

BETWEEN:

(1)           JEFFERSON SMURFIT GROUP LIMITED a company incorporated under the laws of Ireland (No. 357957) with its registered office at Beech Hill, Clonskeagh, Dublin 4, Ireland (the “Parent”);

(2)           THE COMPANIES named in Schedule 1 as Obligors;

(3)           THE BANKS AND FINANCIAL INSTITUTIONS named in Schedule 2 as Senior Creditors;

(4)           DEUTSCHE BANK TRUST COMPANY AMERICAS as Bond Trustee;

(5)           AVADALE (NETHERLANDS) B.V. as Junior Creditor;

(6)           THE BANKS AND FINANCIAL INSTITUTIONS (if any) named in Schedule 4  as Hedging Banks; and

(7)           DEUTSCHE BANK AG, LONDON BRANCH as Senior Agent and Security Agent.

IT IS AGREED as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1          Definitions

In this Deed:

“2025 Bonds” means the 7.5% Guaranteed Debentures due 2025 of Smurfit Capital Funding plc issued pursuant to the 2025 Indenture.

“2025 Indenture” means the indenture, dated 15 November 1995, by and among Smurfit Capital Funding Limited (as issuer), Jefferson Smurfit Group Limited (formerly known as Jefferson Smurfit Group Public Limited Company) (as guarantor), Smurfit International B.V. (as guarantor), Packaging International Finance (as guarantor) and JPMorgan Chase Bank, N.A. (formerly known as Chemical Bank) (as trustee), as amended from time to time.

“2025 Obligations” means the unpaid principal of, and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the 2025 Bonds, when and as due, whether at maturity, by acceleration, upon one or more dates set for redemption, prepayment or otherwise, and all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Smurfit Capital Funding plc, the Company or any of their respective affiliates under the 2025 Indenture or the 2025 Bonds.

“Additional Debt” in relation to any obligation or liability means:

(i)            any refinancing, novation, deferral or extension of any of those liabilities;

(ii)           any further advance made under any agreement supplemental to any relevant Finance Document plus all related interest, fees and costs;

(iii)          any claim for damages or restitution in the event of rescission of any such liabilities or otherwise in connection with any relevant Finance Document;

(iv)          any claim against any Obligor flowing from any recovery by an Obligor or any other person of a payment or discharge in respect of those liabilities on the grounds of preference or otherwise; and

(v)           any amounts (such as post-insolvency interest) which would otherwise be included in any such liability but for any discharge, non-provability, unenforceability or non-allowability of the same in any Insolvency or other proceedings.

“Amend” means amend, novate, vary, waive, supplement or the giving of any waiver, release or consent having the same commercial effect (and “Amendment” and “Amended” shall be construed accordingly).

“Appointment Date” means the date upon which an examiner is appointed to all or any of the Obligors.

“Austrian Security” has the meaning provided in Clause 25.5(b) (Special Appointment of Security Agent Germany and Austria).

“Bond Trustee” means Deutsche Bank Trust Company Americas and any other entity acting as trustee under any issue of Cash Pay Securities and which has acceded to this Deed pursuant to Clause 21.5 (Bond Trustee).

“Cash Pay Securities” has the meaning given to it in the Senior Facility Agreement.

“Collateral” means all assets or property of the Obligors, now owned or hereafter acquired, upon which a Security Interest is purported to be created by any Combined Security Document.

“Collateral Account” has the meaning assigned to such term in Clause 11.2 (The Collateral Account).

“Combined Security Documents” means the Security Documents, the Hedging Security Documents and the Note Security Documents.

“Company” means JSG Acquisitions.

“Debt” means any or all of the Senior Debt, the Hedging Debt, the Note Debt, the JSG Funding Debt, the Junior Debt, the Senior Subordinated Guarantee Debt and the Intercompany Debt, as the context requires.

“Deed of Accession” means a deed of accession substantially in the form of Schedule 5 (Form of Accession Deed).

“Distribution Date” means each date fixed by the Security Agent in its sole discretion for a distribution pursuant to the applicable provisions of this Deed of any funds held in the Collateral Account.

“Enforcement Date” means the date on which an Enforcement Event first occurs.

“Enforcement Event” means the Senior Agent first exercising any of its rights under Clauses 24.17(b), (c)(i) or (d) (Acceleration) or 24.18(b) or (c)(i) (Acceleration for Certain Funds Credits) of the Senior Facility Agreement or, having exercised its rights under Clauses 24.17(c)(ii) or 24.18(c)(ii) thereof, first making demand with respect to some or all of the Credits.

“Enforcement Instructing Group” means, at any time, Senior Creditors and Hedging Banks the aggregate of whose shares in (a) the amount of Senior Secured Debt (other than the Hedging Debt), and (b) the amount of Hedging Debt at that time exceeds 50.0% of the aggregate of (i) the Senior Secured Debt (other than the Hedging Debt), and (ii) the Hedging Debt, at that time.  The amount of Hedging Debt shall be calculated in accordance with Schedule 6 (Calculation of Hedging Debt).

“Exchange Rate” means, at any date of determination thereof with respect to any currency, the spot rate of exchange for the conversion of such currency into euro determined by reference to such rate publishing service as is customarily utilized by the Security Agent for such purpose; provided that, to the extent that “Exchange Rate” is used in this Deed to refer to an actual exchange by the Security Agent of one currency for another, “Exchange Rate” shall be deemed to refer to the rate at which such exchange actually occurs so long as such exchange is effected under customary market conditions. Any such determination of the Exchange Rate by the Security Agent shall be conclusive absent manifest error.

“Finance Documents” means each or any of the Senior Finance Documents, the Hedging Documents, the Note Documents, the Senior Subordinated Guarantee, the Junior Loan Agreement and the Intercompany Documents.

“German Security” has the meaning provided in Clause 25.5(b) (Special Appointment of Security Agent Germany and Austria).

“Hedging Bank” means each bank or financial institution named in Schedule 4 (Hedging Banks and Hedging Documents) and any other bank or financial institution which becomes a party to this Deed as a Hedging Bank under Clause 5.1 (Accession of Hedging Banks) in each case in its capacity as provider of interest rate or currency swap or hedging facilities to any of the Obligors.

“Hedging Debt” means all present and future liabilities (actual or contingent) payable or owing by any Obligor to any Hedging Bank under or in connection with the Hedging Documents, whether or not matured and whether or not liquidated, together with any Additional Debt relating thereto.

“Hedging Document” means each ISDA master agreement, confirmation or other document evidencing any interest rate or currency hedging facility provided by a Hedging Bank to an Obligor, which facility is specified in Schedule 4 (Hedging Banks and Hedging Documents) or has been approved by the Senior Agent under Clause 5.1 (Accession of Hedging Banks) and the Hedging Security Documents (collectively, the “Hedging Documents”) (in the case of currency hedging facilities being limited to those entered into in accordance with any currency hedging strategy that may be agreed between the Company and the Senior Agent).

“Hedging Security Documents” means any security granted by any member of the Group in favour of a Hedging Bank as security for the Hedging Debt.

“Insolvency” means the winding-up, bankruptcy, liquidation, dissolution, administration, examination, receivership, administrative receivership or re-organisation of any Obligor, any moratorium or judicial composition in respect of any Obligor or any analogous proceedings affecting any Obligor in any jurisdiction outside England and Wales.

“Instructing Group” means, at any time, Senior Creditors and Hedging Banks the aggregate of whose shares in (a) the amount of Senior Debt (other than Hedging Debt) and (b) the amount of Hedging Debt, at that time equals or exceeds 66 2/3% of the aggregate of (i) the Senior Debt (other than the Hedging Debt) and (ii) the Hedging Debt, at that time.  The amount of Hedging Debt shall be calculated in accordance with Schedule 6 (Calculation of Hedging Debt).

“Intercompany Creditor” means any Obligor to whom any Intercompany Debt may from time to time be payable or owing (whether or not matured).

“Intercompany Debt” means all present and future Financial Indebtedness (actual or contingent) payable or owing by any Obligor to any other Obligor whether or not matured and whether or not liquidated, together in each case with any Additional Debt relating thereto and including, without limitation, all that Financial Indebtedness incurred by one Obligor from another Obligor specified in the Funds Flow Statement or the Structure Memorandum and all Financial Indebtedness owed by the Company under or in connection with the JSG Funding Loan Agreement, but excluding any trading liabilities arising in the ordinary course of trading.

“Intercompany Documents” means the JSG Funding Loan Agreement, and all other agreements and instruments evidencing any Financial Indebtedness from time to time made available by one Obligor to another Obligor.

“JSG Funding Debt Non-Payment Event” means the non-payment of any amount when due under the JSG Funding Debt (but in the case of any amount not constituting principal, interest or fees, being an amount in excess of €500,000).

“JSG Funding Debt” means all present and future liabilities (actual or contingent) payable or owing by any Obligor under or in connection with the Cash Pay Securities whether or not liquidated and together with any Additional Debt relating thereto.

“Junior Creditor” means Avadale (Netherlands) B.V. a private company with limited liability (besloten venootschap met beperkte aansprakelijkheid) incorporated under the laws of the Netherlands, with its statutory seat at Rotterdam, the Netherlands and registered at the Chamber of Commerce of Austerdam under number 24336352.

“Junior Debt” means all present and future liabilities (actual or contingent) payable or owing by any Obligor to the Junior Creditor under or in connection with any Junior Loan Agreement, whether or not matured and whether or not liquidated, together with any Additional Debt relating thereto.

“Junior Loan Agreement” means the loan agreement dated September 2002 between the Parent as borrower and the Junior Creditor as lender.

“Majority Senior Creditors” means the Majority Lenders as defined in the Senior Facility Agreement provided that if, at the relevant time, any Lender (or Affiliate of it) is also a Hedging Bank then, for the purposes of calculating voting rights under this Deed, the Total Commitments under the Senior Facility Agreement will be notionally increased by an aggregate amount calculated in accordance with Schedule 6 (Calculation of Hedging Debt) with respect to each such Lender’s (or its Affiliate’s) interest in the Hedging Debt and each Lender which is a Hedging Bank (or whose Affiliate is a Hedging Bank) will be deemed to have the aggregate amount of its Commitments increased by the amount calculated in accordance with Schedule 6 (Calculation of Hedging Debt) with respect to the outstanding Hedging Debt owed to it.

“New Obligor” has the meaning given to it in Clause 21.3 (New Obligors).

“Note Creditor” means any noteholder under the 2025 Bonds and the Note Trustee.

“Note Debt” means all present and future 2025 Obligations (actual and contingent), whether or not matured and whether or not liquidated, together with any Additional Debt relating thereto.

“Note Documents” means the 2025 Bonds, the 2025 Indenture and the Note Security Documents.

“Note Security Documents” means any security documents granting security in favour of the Note Creditors or the Security Agent for the benefit of the Note Creditors in respect of the 2025 Obligations, a schedule of which shall be kept by the Company and provided to the Security Agent upon request from time to time.

“Note Trustee” means JPMorgan Chase Bank, N.A., as trustee under the 2025 Indenture or any successor trustee thereunder.

“Notice” means any notice, request, instruction, demand or other communication.

“Obligor” means the Parent, each other member of the Group specified in Schedule 1 (The Obligors) and each New Obligor.

“Party” means an Obligor, a Senior Creditor, the Security Agent, the Senior Agent, the Junior Creditor, a Hedging Bank or the Bond Trustee, as the context requires.

“Recovery” means all amounts received or recovered by any of the Senior Creditors or the Hedging Banks on or after the occurrence of an Enforcement Event in payment or on account of any Senior Debt or Hedging Debt but after deducting (a) the reasonable costs and expenses incurred by such Senior Creditor or Hedging Bank in effecting such receipt or recovery, and (b) any sums required by law or court order to be paid to third parties on account of claims preferred by law over the claims of the Secured Parties.

“Restricted Debt” means all present and future liabilities (actual or contingent) payable or owing by any Restricted Borrower to any Senior Creditor under or in connection with the Restricted Term Loan Facilities, whether or not matured and whether or not liquidated together with any Additional Debt relating thereto.

“Secured Creditor” means a Senior Secured Creditor or a Hedging Bank or a Note Creditor, as the context requires (together the “Secured Creditors”).

“Secured Instruments” means at any time the Senior Finance Documents, the Hedging Documents and the Note Documents.

“Secured Obligations” means the Senior Secured Debt, the Hedging Debt and the Note Debt.

“Secured Party” means each of the Senior Creditors, the Hedging Banks and the Note Creditors.

“Securities Creditors” means the holders or owners of the Cash Pay Securities.

“Security Agent” means Deutsche Bank AG, London Branch in its capacity as agent and trustee for the Senior Secured Creditors and the Hedging Banks of the security conferred under the Security Documents and in its capacity as collateral agent for the Note Creditors, and any sub-agent, sub-trustee or custodian appointed by it.

“Security Documents” has the meaning given to it in the Senior Facility Agreement.

“Senior Agent” means Deutsche Bank AG, London Branch in its capacity as facility agent for the Senior Creditors under the Senior Facility Agreement.

“Senior Creditor” means each of:

(a)           the banks and financial institutions named in Schedule 2 (Senior Creditors) in their capacity as Lenders and/or Ancillary Lender and/or Issuing Bank under the Senior Facility Agreement;

(b)           the Arrangers, the Senior Agent and the Security Agent;

(c)           any other person designated as a Senior Creditor by the Senior Agent and the Company and who has acceded to this Deed; and

(d)           any successor, transferee, replacement or assignee of any of the above.

“Senior Debt” means all present and future liabilities (actual or contingent) payable or owing by any Obligor to any Senior Creditor under or in connection with the

Senior Finance Documents, whether or not matured and whether or not liquidated, together with any Additional Debt relating thereto.

“Senior Discharge Date” means the date on which the Senior Agent is satisfied that all of the Senior Debt and the Hedging Debt has been irrevocably paid and discharged and all Commitments of the Senior Creditors and all obligations of the Hedging Banks under the Hedging Documents have been terminated.

“Senior Facility Agreement” means the senior facility agreement dated 30 November 2005 between the Parent, certain of the other Obligors, the Senior Creditors, the Security Agent and the Senior Agent providing for €3,196,818,558 term loan facilities and a €600,000,000 revolving loan facility (and includes any refinancings or replacement in whole or part of the said senior facility agreement after the date hereof).

“Senior Finance Document” has the meaning given to it in the Senior Facility Agreement, but excluding the Hedging Documents.

“Senior Secured Creditor” means a Senior Creditor other than a Lender under or in connection with the Restricted Term Loan Facilities.

“Senior Secured Debt” means the Senior Debt other than the Restricted Debt.

“Senior Subordinated Guarantee” has the meaning given to it in the Senior Facility Agreement.

“Senior Subordinated Guarantee Debt” means all present and future liabilities (actual or contingent) payable or owing by the Company under or in connection with the Senior Subordinated Guarantee whether or not matured and whether or not liquidated, together with any Additional Debt relating thereto.

“Spanish Security Documents” means each Security Document which is stated to be governed by Spanish law.

“Subordinated Creditors” means the Junior Creditor and the Intercompany Creditors.

“Subordinated Debt” means the Junior Debt and the Intercompany Debt.

“Trustee Security Documents” means each of the Security Documents other than the Hedging Security Documents.

“Turnover Receipt” has the meaning given to it in Clause 8 (Turnover).

1.2          Interpretation

(a)           References to any of the Security Agent, the Senior Agent, the Senior Creditors, the Hedging Banks, the Securities Creditors, the Bond Trustee, the Note Creditors, the Note Trustee, the Junior Creditor or the Obligors in whatever capacity includes their respective permitted successors, assigns, replacements, transferees and substitutes from time to time.

(b)           Headings and the index are for convenience of reference only and shall be ignored in the interpretation of this Deed.

(c)           References to the Senior Facility Agreement, a Senior Finance Document, a Junior Loan Agreement, a Hedging Document, a Note Document, the Senior Subordinated Guarantee, the Cash Pay Securities or an Intercompany Document or any other document or agreement is to that document or agreement as novated, supplemented, amended, varied or restated from time to time.

(d)           In this Deed, unless the context otherwise requires:

(i)          references to Clauses and Schedules are to be construed as references to the Clauses of, and Schedules to, this Deed;

(ii)         references to a “payment” includes a prepayment or a repayment and references to “pay” include repay and prepay;

(iii)        references to “give any financial support” (or similar phrases) in connection with any Debt include, without limitation, the taking of any participation in or in respect of such Debt, the giving of any guarantee, indemnity or other assurance against loss in respect of such Debt, or the making of any deposit or payment in respect of or on account of such Debt;

(iv)       words importing the singular shall include the plural, and vice versa; and

(v)        references to persons shall include any firm, body corporate, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing.

(e)           Terms defined in or whose interpretation is provided for in the Senior Facility Agreement shall have the same meaning when used in this Deed (whether before or after the Senior Discharge Date) unless separately defined or interpreted in this Deed.

(f)            In determining whether or not an amount of Senior Debt, Hedging Debt or Note Debt has been irrevocably paid and discharged, the Senior Agent will disregard contingent liabilities (such as the risk of clawback flowing from a preference) except to the extent that the Senior Agent believes that there is a reasonable likelihood that those contingent liabilities will become actual liabilities.

(g)           It is intended by the Parties that this Deed take effect as a Deed notwithstanding that a party only executes it under hand.

(h)           If there is any conflict between the terms of this Deed and any other Finance Document, the terms of this Deed shall prevail.

2.             RANKING

2.1          Ranking of Debt

Unless expressly provided to the contrary in this Deed, the Debt shall rank in right and priority of payment in the following order:

First	the Senior Debt, the Hedging Debt and the Note Debt (pari passu, without any preference between themselves);

Second	the Intercompany Debt; and

Third	the Junior Debt.

For the avoidance of doubt, any claims against the Company under the Senior Subordinated Guarantee rank prior to the claims (if any) against the Company in respect of Junior Debt.

2.2          Priority of Security

(a)           During the continuance of this Deed, the Security Documents, the Hedging Security Documents and the Note Security Documents shall in all respects rank pari passu without preference for one over the other as if each has been created on the same date and at the same time enjoyed equal priority.

(b)           The order of priority set out at paragraph (a) of this Clause 2.2 shall apply notwithstanding:

(i)          the order of registration, notice or execution of any of the Combined Security Documents;

(ii)         the creation in favour of any Secured Party of any further additional security over the undertaking, properties or assets of the Obligors (or any of them) or any asset which is subject to a floating charge in any Combined Security Document becoming subject to a security which is a fixed charge or a crystallised floating charge;

(iii)        any fluctuation in the amounts from time to time owing to any of the Secured Parties; or

(iv)       any contrary provision of the Senior Finance Documents, the Hedging Documents or the Note Documents.

3.             UNDERTAKINGS

3.1          General Undertakings

Except as the Majority Senior Creditors have previously agreed in writing, or to the extent permitted by Clauses 7 (Permitted Payments) or 9.2 (Procedure) or 10 (Enforcement):

(a)           no Obligor will (and each Obligor will procure that none of its Subsidiaries will) pay, or make any distribution in respect of or on account of, or purchase, defease, redeem or acquire, any of the Subordinated Debt in cash or in kind;

(b)           no Subordinated Creditor will demand or receive payment of, or any distribution in respect of or on account of any Subordinated Debt in cash or kind or apply any money or property in or towards the discharge of any Subordinated Debt;

(c)           no Subordinated Creditor or Obligor will discharge any Subordinated Debt by set-off, any right of combination of accounts or otherwise (save to the extent such set-off occurs automatically by operation of law and not as a result of any action or election by such Subordinated Creditor or Obligor and any amount so set-off is subject to Clause 8 (Turnover));

(d)           no Obligor will (and each Obligor will procure that none of its Subsidiaries will) create or permit to subsist any Security Interest over any of its assets for any of the Subordinated Debt, and no Subordinated Creditor will allow to exist or receive any Security Interest, for any of the Subordinated Debt (save in either case to the extent that such Security Interest secures Intercompany Debt (other than any Intercompany Debt owed to the Parent or JSG Funding) and the benefit of any such Security Interest has been charged or assigned to the Secured Creditors (or the Secured Parties if the relevant Obligor is the Restricted Borrower) under the Security Documents);

(e)           no Obligor will (and each Obligor will procure that none of its Subsidiaries will) give any financial support to any person for, in respect of or in connection with the Subordinated Debt (save to the extent that such financial support is in respect of Intercompany Debt (other than any Intercompany Debt owed to the Parent or JSG Funding) and the benefit of any such financial support has been assigned or charged to the Secured Creditors (or the Secured Parties if the relevant Obligor is the Restricted Borrower) under the Security Documents);

(f)            no Obligor or Subordinated Creditor will allow any of the Subordinated Debt to be evidenced by a negotiable instrument or subordinate any of the Subordinated Debt to any other indebtedness save as provided for in this Deed;

(g)           no Obligor will initiate or support or take any steps with a view to any insolvency, liquidation, reorganisation, administration, examination or dissolution proceedings involving an Obligor (whether by petition, convening a meeting, voting for a resolution or otherwise) otherwise than as part of a Permitted Reorganisation; and

(h)           no Obligor or Subordinated Creditor will take or omit to take any action whereby the ranking and/or subordination of the Subordinated Debt provided for in this Deed may be impaired.

3.2          Limitation on Sale of JSG Funding Loan Agreement

JSG Funding will not sell or otherwise dispose of or encumber the JSG Funding Loan Agreement or enter into any agreement that would have the same effect other than the encumbrances created by the Finance Documents.

4.             AMENDMENTS

4.1          Amendments to Securities Permitted Payments definition

The Obligors and the Lenders agree not to amend the definition of “Securities Permitted Payments” in the Senior Facility Agreement (save to correct ambiguity or manifest error) without the written consent of JSG Funding and the Bond Trustee if any amount is outstanding under the Cash Pay Securities.

4.2          Changes to Hedging Documents

Unless the Majority Senior Creditors (acting reasonably) have agreed to the Amendment in writing, no Obligor or Hedging Bank will Amend the terms of any Hedging Document:

(a)           save for procedural or administrative changes which do not increase the amount or change the currency payable by any Obligor under the original terms of any Hedging Document or alter the due date for any payment (except as provided in accordance with the original terms of the Hedging Documents); or

(b)           to result in any Obligor becoming liable to make an additional payment (or increase an existing payment) under any of the Hedging Documents or to impose an additional material obligation on any Obligor, which liability or obligation does not arise from the original terms of the Hedging Documents; or

(c)           save for any amendment or extension thereto as permitted by Clause 23.13(b)(i) (Treasury transactions) of the Senior Facility Agreement.

4.3          Changes to Junior Loan Agreement

Unless the Majority Senior Creditors have agreed to the Amendment in writing, no Obligor or Junior Creditor will Amend the terms of the Junior Loan Agreement in a manner or to an extent such that the interests of any of the Secured Parties or the ranking and/or subordination arrangements provided for in this Deed are reasonably likely to be materially and adversely affected.

4.4          Changes to Intercompany Documents

(a)           The written consent of the Bond Trustee to the extent that any amount is outstanding under the Cash Pay Securities, is required if the Company or JSG Funding wish to Amend the JSG Funding Loan Agreement, except to cure ambiguity or manifest error.

(b)           In addition to the requirements in paragraph (a) above, unless the Majority Senior Creditors have agreed to the Amendment in writing, no Obligor will Amend the terms of:

(i)          the JSG Funding Loan Agreement (except for Amendments which do not or could not reasonably be expected to adversely affect the interests of the Senior Creditors or Hedging Banks in any material respect); or

(ii)         any other Intercompany Document in a manner or to an extent such that the interests of any of the Senior Creditors or the ranking and/or subordination arrangements provided for in this Deed are reasonably likely to be materially and adversely affected.

4.5          Amendments

(a)           Except in so far that Clauses 4.1 to 4.4 apply, this Deed may be amended by the Obligors and the Security Agent without the consent of the other parties, to cure defects, resolve ambiguities or reflect changes, in each case, of a minor, technical or administrative nature.

(b)           To the extent that an amendment only affects the rights and obligations of one or more parties or class of parties to this Deed, and could not reasonably be expected to be adverse to the interests of other parties or a class of parties, only the parties affected by such amendment need to agree to the amendments.  The parties agree to make such amendments to this Deed as are reasonably requested by an incoming Notes Trustee to enter into this Deed, provided that such amendments do not adversely affect the rights and obligations of the Senior Finance Parties under this Deed in any material respect.

5.             HEDGING DEBT

5.1          Accession of Hedging Banks

No person providing interest or currency swap or hedging facilities to any Obligor will be entitled to share in any of the security constituted by the Combined Security Documents in respect of any of the liabilities or debt arising under such swap or hedging facilities or benefit from the undertakings of the Parties to this Deed unless and until:

(a)           such person and such facilities are specified in Schedule 4 (Hedging Banks and Hedging Documents); or

(b)           the Senior Agent has agreed in writing to the identity of such person (such agreement not to be unreasonably withheld and to the swap or hedging facilities being provided by such person and such person has agreed to become a Hedging Bank by executing and delivering to the Security Agent a duly completed Deed of Accession.  Upon delivery of such a Deed of Accession to the Security Agent such person will acquire all its rights and assume all its obligations as a Hedging Bank under this Deed in relation to such swap or hedging facilities.

5.2          Undertakings relating to Hedging Debt

Unless the Majority Senior Creditors have previously agreed in writing:

(a)           no Hedging Bank will demand (except to terminate or close out any hedging transaction as permitted under paragraph (b) below) or receive, and no Obligor will pay or make any distribution in respect of, or on account of, any of the Hedging Debt in cash or in kind, or apply any money or property in or towards the payment or discharge of any Hedging Debt except:

(i)          for scheduled payments arising under Hedging Documents; and/or

(ii)         for the proceeds of enforcement of the Combined Security Documents received and applied in the order permitted by Clause 11 (Proceeds of Enforcement);

(b)           no Hedging Bank will exercise any right to terminate or close out any hedging transaction under the Hedging Documents prior to its stated maturity unless either:

(i)          an Obligor has not paid when due an amount of Hedging Debt and such default continues for more than twenty Business Days after the Hedging Bank has given Notice of such default (and of the Hedging Bank’s intention to terminate) to the Senior Agent; or

(ii)         an Enforcement Event has occurred; or

(iii)        any liquidation, winding-up, dissolution or bankruptcy proceedings have been formally commenced against the Obligor which is the counterparty under such hedging transaction and have not been discharged within twenty Business Days from the date of commencement, provided that this shall not prevent the partial close-out of any hedging transaction where no payment (after netting-off any payments from the Hedging Bank in respect of such close out) is required to be made by any member of the Group and the requirements of sub-clause 23.13(a) (Treasury transactions) of the Senior Facility Agreement are complied with;

(c)           none of the Hedging Debt may be discharged by set-off, any right of combination of accounts or otherwise except to the extent such Hedging Debt is permitted to be paid under paragraph (a) or the proviso to paragraph (b) above; and

(d)           no Obligor will (and each Obligor will procure that none of its Subsidiaries will) create or permit to subsist any Security Interest over any of its assets, or give any financial support to any person, in each case for, in respect of or in connection with, any of the Hedging Debt other than under the original terms of the Hedging Documents or the Combined Security Documents and in accordance with the priority and ranking specified in this Deed.

5.3          Two Way Payments

Each Obligor and each Hedging Bank agrees that:

(a)           the Hedging Documents will provide for “two way payments” or, in connection with the 1992 standard ISDA Agreements, payments under the “Second Method” in the event of a termination of a hedging transaction whether upon a Termination Event or an Event of Default (each as defined in the relevant Hedging Documents);

(b)           on or following the occurrence of an Enforcement Event if a net amount falls due from that Hedging Bank to any Obligor, that amount shall be paid by such Hedging Bank to the Security Agent and applied as set out in Clause 11.1 (Order of Application); and

(c)           promptly on the occurrence of an Enforcement Event each Hedging Bank will exercise any rights it may have to terminate the hedging transactions under the Hedging Documents.

5.4          Hedging Documents

Each Hedging Bank will provide to the Senior Agent copies of all agreements and documents constituting or evidencing any hedging facilities provided to any Obligor.  Such agreements and documents must be in form and substance satisfactory to the Senior Agent, acting reasonably.

5.5          ISDA Form

(a)           All Hedging Documents (other than the Hedging Security Documents) will be based on 1992 or 2002 standard ISDA Agreements unless otherwise agreed by the Senior Agent.

(b)           If this proves not to be the case, such amendments shall be made to the Hedging Documents by the relevant Hedging Bank and Obligors as the Senior Agent (acting reasonably) considers are necessary, in order that this Deed may have the same effect in relation to the hedging transactions evidenced by such Hedging Documents as it would have had such Hedging Documents been based on 1992 or 2002 standard ISDA Agreements.

5.6          Hedging Guarantee

Each Obligor confirms that the Hedging Banks are entitled to rely on the guarantee in Clause 19 (Guarantee and Indemnity) of the Senior Facility Agreement granted by such Obligor (subject to any limitations therein or in any Accession Deed by which such Obligor became party to the Senior Facility Agreement).

6.             WARRANTIES OF JUNIOR CREDITOR

The Junior Creditor warrants to each Secured Party that:

(a)           it is duly incorporated (if a corporate person) or duly established (in any other case) and validly existing under the laws of the place of its incorporation or formation;

(b)           this Deed is within its powers and has been duly authorised and executed by it;

(c)           the Finance Documents to which it is a party copied to the Senior Agent at or before the First Drawdown Date (as Amended as permitted by Clause 4 (Amendments)) contain all the terms and conditions of the Subordinated Debt owed to it;

(d)           it is the sole beneficial owner of the Subordinated Debt owed to it; and

(e)           subject to the Reservations, this Deed constitutes its legal, valid and binding obligations, enforceable against it in accordance with its terms and does not conflict with any law or regulation binding on it or with its constitutional documents.

7.             PERMITTED PAYMENTS

7.1          Intercompany Debt Payments

Subject to Clause 8 (Turnover), any Obligor shall be entitled to pay in cash or by payment in kind any Intercompany Debt owed by it to another Obligor (including interest under the JSG Funding Loan Agreement by capitalising an amount of interest or issuing further debt instruments under and in the manner and at the times provided for in the JSG Funding Loan Agreement) provided that:

(a)           (unless the Senior Agent acting on the instructions of the Majority Senior Creditors otherwise consents in writing) no payment of Intercompany Debt (other than under the JSG Funding Loan Agreement or any other Intercompany Debt owed to JSG Funding or the Parent) may be made if the Senior Agent has given any notice or taken any action under Clauses 24.17 (Acceleration) or 24.18 (Acceleration for Certain Funds Credits) of the Senior Facility Agreement (or any equivalent provision in any amendment or refinancing of the Senior Facility Agreement); and

(b)           no payment of principal, interest, fees or other amounts constituting Intercompany Debt owed to JSG Funding or the Parent (including under the JSG Funding Loan Agreement) shall be made, except for the payment of (A) interest (whether in cash or kind); (B) amounts equal to any additional amounts payable under applicable gross-up provisions of the Cash Pay Securities; (C) amounts equal to default interest or liquidated damages payments under the Cash Pay Securities; (D) an amount equal to the amount of payments due under any registration right agreement relating to the Cash Pay Securities; (E) an amount equal to the amount of the US registration costs and legal fees incurred in connection with the issue of the Cash Pay Securities;

or (F) an amount equal to any other payments but not exceeding €500,000 in any twelve month period, in each case referred to in (A), (B), (C), (D) or (E) above under and to the extent provided for in the JSG Funding Loan Agreement to the extent necessary to enable JSG Funding to make Securities Permitted Payments; and (G) repayment of principal on the Payment Date under (and as defined in) the JSG Funding Loan Agreement provided that, except with the prior consent in writing of the Senior Agent (acting on the instructions of the Majority Senior Creditors), the Company may not on any date make any such payments under (A), (B), (C), (D) or (E) above or any such repayment of principal under (G) above if:

(i)          any of the Senior Debt (or in the case of non-payment of any amounts not constituting principal, interest or fees, Senior Debt in excess of €50,000 (when aggregated with all other amounts unpaid)) due on or prior to such date is unpaid on such date; or

(ii)         following the occurrence of an Event of Default (other than of the type specified in paragraph (i) above), the Senior Agent (acting on the instructions of the Majority Senior Creditors) serves a written notice (a “Block Notice”) on JSG Funding and the Company specifying such Event of Default, until the earliest date on which:

(A)          paragraph (i) does not apply; and

(B)           one of the following applies;

(I)            179 days have elapsed since the service of such Block Notice, or if earlier, where a Standstill Period (as defined in Clause 10 (Enforcement)) is in effect at any time during that 179 day period, the date on which that Standstill Period expires; or

(II)           the Senior Agent (acting on the instructions of the Majority Senior Creditors) has confirmed in writing to JSG Funding and the Company that the relevant Event of Default has been cured or waived by the Majority Senior Creditors in writing or has ceased to exist; or

(III)         the Senior Agent (acting on the instructions of the Majority Senior Creditors) by notice in writing to the JSG Funding and the Company cancels the Block Notice; or

(IV)         the Senior Discharge Date occurs.

Unless otherwise agreed by the Bond Trustee:

(a)           no more than one Block Notice may be served with respect to the same particular event or circumstances whether in relation to the same Event of Default or not, but without prejudice to the ability of the Senior Agent to issue a Block Notice in respect of any other particular event or set of circumstances;

(b)           a Block Notice may not be issued less than 360 days after the service of a prior Block Notice and then only to the extent that all scheduled payments with respect to the JSG Funding Loan that have come due have been paid in full in accordance with the terms of the JSG Funding Loan Agreement;

(c)           no Event of Default that existed at the date a Block Notice was given may be the basis of a subsequent Block Notice, unless such Event of Default has been cured or complied with for at least 180 consecutive days since the date of issue of the prior Block Notice (it being acknowledged that any subsequent action or breach of any financial covenant for a period ending after the date of delivery of such initial Block Notice that would give rise to an Event of Default under any provision under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose).

8.             TURNOVER

(a)           If any Hedging Bank or any Subordinated Creditor receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts):

(i)          of, or on account of, any of the Hedging Debt which is prohibited by Clause 5.2 (Undertakings relating to Hedging Debt);

(ii)         of, or on account of, any of the Subordinated Debt which is not permitted by Clause 7 (Permitted Payments); or

(iii)        from (or on behalf of) any Obligor or any other member of the Group on account of the purchase, defeasance, redemption or acquisition of any Subordinated Debt otherwise than to the extent permitted by Clause 7 (Permitted Payments),

(each such payment or distribution being a “Turnover Receipt”) the receiving or recovering Hedging Bank or Subordinated Creditor (as the case may be) will promptly notify the Security Agent, will pending payment to the Security Agent hold such Turnover Receipt on trust for the Security Agent and the Secured Parties and will on demand pay to the Security Agent for application as provided in Clause 11 (Proceeds of Enforcement) an amount determined by the Security Agent to be equal to the lesser of:

(A)          the outstanding balance of the Senior Debt, the Hedging Debt and Note Debt; and

(B)           the amount of such Turnover Receipt,

less the third party costs and expenses (if any) reasonably incurred by the Hedging Bank or Subordinated Creditor concerned in receiving or recovering such Turnover Receipt.

(b)           Each Obligor shall indemnify each Hedging Bank and Subordinated Creditor upon demand (to the extent of its liability for the Hedging Debt or Subordinated Debt) for the amount of any Turnover Receipt paid by it to the

Security Agent and such third party costs and expenses incurred by it, and the Hedging Debt or the Subordinated Debt (as appropriate) will not be deemed to have been reduced or discharged in any way or to any extent by the receipt or recovery of the relevant Turnover Receipt.  Any claim or right of indemnity under this paragraph shall constitute Hedging Debt (if owned to a Hedging Bank) or otherwise Subordinated Debt.

(c)           If the Bond Trustee receives or recovers a payment or distribution in cash or in kind (including by way of set-off or combination of accounts):

(i)          under or on account of the Senior Subordinated Guarantee; or

(ii)         from (or on behalf of) any Obligor or other member of the Group (other than JSG Funding or the Parent) on account of the Senior Subordinated Guarantee Debt or the purchase, redemption or acquisition of any JSG Funding Debt,

(each such payment or distribution being a “Guarantee Turnover Receipt”) the receiving or recovering Bond Trustee will promptly notify the Security Agent, will pending payment to the Security Agent hold such Guarantee Turnover Receipt on trust for the Security Agent and the Secured Parties and will on demand pay to the Security Agent for application as provided in Clause 11 (Proceeds of Enforcement) an amount equal to the lesser of:

(A)          the outstanding balances of the Senior Debt, the Hedging Debt and the Note Debt; and

(B)           the amount of the Guarantee Turnover Receipt,

less the third party costs and expenses (if any) reasonably incurred by the Bond Trustee in receiving or recovering the Guarantee Turnover Receipt.

9.             SUBORDINATION ON INSOLVENCY

9.1          Insolvency

(a)           If any of the following occur in respect of an Obligor (unless it is pursuant to a Permitted Re-organisation of such Obligor):

(i)          any step is taken with a view to a composition, assignment or similar arrangement with any of its creditors;

(ii)         a meeting is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration, examination or dissolution or any such resolution is passed;

(iii)        any person presents a petition for its winding-up, administration, examination or dissolution, unless it is being contested in good faith and with due diligence and is discharged or struck out within twenty Business Days;

(iv)       an order for its winding-up, administration, examination or dissolution is made;

(v)        any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it;

(vi)       its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer; or

(vii)      any other analogous step or procedure is taken in any jurisdiction,

the Subordinated Debt will be subordinate in right of payment to the Senior Debt, the Hedging Debt and the Note Debt, and the Secured Parties shall be entitled to receive payment in full of all of the Senior Debt, Hedging Debt and Note Debt before the Subordinated Creditors shall be entitled to any payment of the Subordinated Debt.

In particular, in relation to any Obligor incorporated under the laws of Spain, without prejudice to the above, each of the Subordinated Creditors expressly accepts and acknowledges that any of its claims against such Obligor in respect of the Subordinated Debt shall be deemed as subordinated claims in accordance with article 92.2 of the Spanish Insolvency Act (Ley 22/2003 Concursal).

(b)           If any of the following occur in respect of the Company:

(i)          any step is taken with a view to a composition, assignment or similar arrangement with any of its creditors;

(ii)         a meeting is convened for the purpose of considering any resolution for (or to petition for) its winding-up, administration, examination or dissolution or any such resolution is passed;

(iii)        any person presents a petition for its winding-up, administration, examination or dissolution, unless it is being contested in good faith and with due diligence and is discharged or struck out within twenty Business Days;

(iv)       an order for its winding-up, administration, examination or dissolution is made;

(v)        any liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, receiver, administrative receiver, examiner, administrator or similar officer is appointed in respect of it;

(vi)       its directors or other officers request the appointment of a liquidator, trustee in bankruptcy, judicial custodian, compulsory manager, examiner, receiver, administrative receiver, administrator or similar officer; or

(vii)      any other analogous step or procedure is taken in any jurisdiction,

the Senior Subordinated Guarantee Debt will be subordinate in right of payment to the Senior Debt, the Hedging Debt and the Note Debt, and the Secured Parties shall be entitled to receive payment in full of all of the Senior Debt, Hedging Debt and Note Debt before the Bond Trustee shall be entitled to any payment of the Senior Subordinated Guarantee Debt.

9.2          Procedure

If any of the events referred to in Clause 9.1 above occurs and this clause applies:

(a)           the Security Agent may, and is irrevocably authorised on behalf of the Subordinated Creditors and the Bond Trustee (on behalf of the Securities Creditors), as the case may be to:

(i)          demand, claim, enforce and prove for the Subordinated Debt or the Senior Subordinated Guarantee Debt;

(ii)         file claims and proofs, give receipts and take any proceedings in respect of the Subordinated Debt or the Senior Subordinated Guarantee Debt which the Security Agent reasonably considers to be necessary or desirable to recover any Subordinated Debt or Senior Subordinated Guarantee Debt;

(iii)        do anything which the Security Agent reasonably considers to be necessary or desirable to recover the Subordinated Debt or Senior Subordinated Guarantee Debt; and

(iv)       receive all distributions on the Subordinated Debt or the Senior Subordinated Guarantee Debt for application against the Senior Debt, the Hedging Debt and the Note Debt;

(b)           if and to the extent that the Security Agent is not entitled to do anything mentioned in paragraph (a) above, each Subordinated Creditor or the Bond Trustee must do so promptly as and when requested by the Security Agent from time to time;

(c)           each Subordinated Creditor or the Bond Trustee must:

(i)          hold all payments and distributions in cash or in kind subsequently received or receivable by such Subordinated Creditor or the Bond Trustee in respect of the Subordinated Debt or the Senior Subordinated Guarantee Debt from an Obligor or from any other source on trust for the Senior Creditors, the Hedging Banks an the Note Creditors; and

(ii)         pay and transfer them to the Security Agent for application against the Senior Debt, Hedging Debt and the Note Debt;

(d)           the trustee in bankruptcy, liquidator, assignee or other person distributing the assets of an Obligor or their proceeds is directed to pay all payments and distributions on the Subordinated Debt or Senior Subordinated Guarantee Debt direct to the Security Agent; and

(e)           the Subordinated Creditors or Bond Trustee must give any notice and do anything which the Security Agent may reasonably require to give effect to this sub-clause.

9.3          Distributions

(a)           Each Subordinated Creditor or Bond Trustee will, upon demand by the Security Agent, pay an amount equal to the amount of all payments or distributions of or in respect of any Subordinated Debt or Senior Subordinated Guarantee Debt in cash or in kind received by or on behalf of it from any Obligor (or any liquidator, administrator, receiver or similar official of such Obligor or its assets) on or after the occurrence of any of the events or circumstances referred to in Clause 9.1 to the Security Agent for application in accordance with Clause 11 (Proceeds of Enforcement).  Pending such application the Security Agent will hold such payment on trust for the beneficiaries entitled thereto (according to the ranking of entitlements set out in Clause 11 (Proceeds of Enforcement)).

(b)           The trustee in bankruptcy, liquidator, administrator, receiver or other person distributing the assets of an Obligor or their proceeds shall be directed to pay distributions on the Subordinated Debt or Senior Subordinated Guarantee Debt, direct to the Security Agent until the Senior Debt, the Hedging Debt and the Note Debt have been paid in full.

(c)           The Subordinated Creditors and the Bond Trustee will give all such notices and do all such things as the Security Agent may reasonably request to give effect to this Clause 9.3.

10.          ENFORCEMENT

(a)           Except as the Majority Senior Creditors have previously agreed in writing, and subject to paragraph (b), the Subordinated Creditors must not:

(i)          accelerate or make demand for any of the Subordinated Debt or declare any of the Subordinated Debt prematurely payable (provided that the Intercompany Creditors may request payment of any amount of Intercompany Debt (not being under the JSG Funding Loan Agreement) then due but not otherwise accelerate or make demand or take any other enforcement action in respect of any Intercompany Debt);

(ii)         enforce the Subordinated Debt by attachment, set-off, execution or otherwise (save to the extent such set-off occurs automatically by operation of law and not as a result of any action or election by such Subordinated Creditor or Obligor and any amount so set-off is subject to Clause 8 (Turnover));

(iii)        initiate or support or take any steps with a view to:

(A)          any insolvency, liquidation, reorganisation, administration, examination or dissolution proceedings; or

(B)           any voluntary arrangement or assignment for the benefit of creditors; or

(C)           any similar proceedings,

involving an Obligor, whether by petition, convening a meeting, voting for a resolution or otherwise (provided that this shall not prevent an Obligor from taking any of these actions as part of a Permitted Re-organisation); or

(iv)       sue, or bring or support any legal proceedings, or otherwise exercise any remedy for the recovery of the Subordinated Debt.

(b)           JSG Funding may take any of the actions (“Enforcement Action”) prohibited in paragraph (a) above in relation to Intercompany Debt under the JSG Funding Loan Agreement:

(i)          if any Senior Debt has been declared to be due and payable or due and payable on demand (and demand has been made) under Clause 24.17 (Acceleration) or Clause 24.18 (Acceleration for Certain Funds Credits) of the Senior Facility Agreement; or

(ii)         if any of the events referred to in Clause 9.1(a)(iv) or (v) (or any analogous steps or procedures in any applicable jurisdiction having valid jurisdiction over the Company) occur in relation to the Company; or

(iii)        if JSG Funding or the Bond Trustee has given notice in writing (an “Enforcement Notice”) to the Senior Agent specifying that a JSG Funding Debt Non-Payment Event has occurred and 179 days has elapsed from the date the Senior Agent received such Enforcement Notice (the “Standstill Period”) and at the end of the Standstill Period the JSG Funding Debt Non-Payment Event is continuing unremedied and unwaived (provided that Enforcement Action shall only be permitted under this sub-paragraph (iii) in an amount up to the amount of JSG Funding Debt that is the subject of such JSG Funding Debt Non-Payment Event and only to the extent it remains unremedied or unwaived), provided that in each case any amounts received as a result of action permitted to be taken under this clause shall be subject to Clause 8 (Turnover).

(c)           Without prejudice to paragraph (b) above, if payment of the principal amount of the Cash Pay Securities is accelerated, no payment of the principal amount outstanding under the JSG Funding Loan Agreement may be made until five Business Days after JSG Funding or the Bond Trustee, as the case may be, has given notice to the Senior Agent.  Thereafter the Company may if otherwise permitted by the terms of this Deed (and subject to Clause 8 (Turnover)) make such principal payments at the times referred to in the JSG Funding Loan Agreement.

(d)           Except as the Majority Senior Creditors have previously agreed in writing the Bond Trustee (on behalf of itself and any of the Securities Creditors) must not:

(i)          enforce the Senior Subordinated Guarantee Debt by attachment, set-off, execution or otherwise;

(ii)         in respect of or in relation to any claim or liability arising under or in connection with the Senior Subordinated Guarantee, initiate or support or take any steps with a view to:

(A)          any insolvency, liquidation, reorganisation, administration, examination or dissolution proceedings involving the Company; or

(B)           any voluntary arrangement or assignment for the benefits of creditors involving the Company; or

(C)           any similar proceedings in any jurisdiction involving the Company, whether by petition, convening a meeting, voting for a resolution or otherwise; or

(iii)        sue, bring or support any legal proceedings, or otherwise exercise any remedy against the Company for the recovery of the Senior Subordinated Guarantee Debt,

unless any amount is then due and payable under the Senior Subordinated Guarantee.

11.          PROCEEDS OF ENFORCEMENT

11.1        Order of Application

(a)           Subject to the rights of any creditor with prior security or preferential claims, the proceeds of enforcement of the security conferred by the Combined Security Documents shall be paid to the Security Agent.  Those proceeds and all other amounts paid to the Security Agent under this Deed shall, subject to the provisions of Clauses 11.4 (Control of Collateral Account) and 11.5 (Application of Moneys Distributable to the Note Trustee), be applied in the following order:

First                       in payment of all costs, expenses and liabilities (and all interest thereon as provided in the Senior Finance Documents) reasonably incurred by or on behalf of the Security Agent and any receiver, attorney or agent in connection with carrying out its duties and exercising its powers and discretions under the Combined Security Documents or this Deed and the remuneration of the Security Agent and every receiver under the Combined Security Documents and all amounts payable under Clause 25.9(a) (Indemnity to Security Agent);

Second                   in payment of all costs and expenses reasonably incurred by or on behalf of any Secured Party in connection with such enforcement;

Third                      in payment to the Senior Agent for application towards the unpaid balance of the Senior Secured Debt and the Hedging Debt and in payment to the Note Trustee for application towards the unpaid balance of the 2025 Obligations, equally, rateably and pari passu between themselves provided that only the proceeds of enforcement of the Security Documents relating to the Restricted Debt will be applied towards the unpaid balance of the Restricted Debt; and provided further that all payments made to the Note Trustee to the extent reasonably possible shall be made in U.S. Dollars with any non-U.S. Dollars amounts being converted to U.S. Dollars by the Security Agent, at the Exchange Rate, with the cost of such conversion being netted against payments made to the Note Trustee;

Fourth                    the payment of the surplus (if any) to the Obligor concerned or other person entitled thereto.

(b)           No such proceeds or amounts shall be applied in payment of any amounts specified in any of the sub-paragraphs in paragraph (a) above until all amounts specified in any earlier sub-paragraph have been paid in full.

(c)           An acknowledgement of receipt signed by the relevant person to whom payments are to be made under paragraph (a) above shall be a good discharge of the Security Agent.

(d)           The term “unpaid” as used in paragraph (a) above refers, with respect to the relevant Obligor or Obligors, to all amounts of the relevant Senior Debt, Hedging Debt and 2025 Obligations (other than contingent indemnification and other contingent obligations as to which the applicable grantor has not received a notice of claim) outstanding as of a Distribution Date (provided that for the purpose of this provision, the amount of the Senior Debt then outstanding shall include the undrawn face amount of, and any unreimbursed drawings under, any Documentary Credit), to the extent that prior distributions have not been made in respect thereof.

(e)           The Security Agent shall make all payments and distributions under this Clause 11.1: (i) on account of Senior Debt and Hedging Debt to the Senior Agent, for redistribution to the Senior Secured Creditors as provided for in the Senior Facility Agreement, and the Hedging Banks as provided in the Hedging Documents and, in each case, this Deed; and (ii) on account of the 2025 Obligations (subject to Clause 11.4 (Application of Moneys Distributable to the Note Trustee)) to the Note Trustee, pursuant to directions of the Note Trustee, for redistribution to the holders of the applicable 2025 Obligations.

11.2        The Collateral Account

At such time as the Security Agent deems appropriate, there shall be established and, at all times thereafter until this Deed shall have terminated, there shall be maintained with the Security Agent in London an interest bearing account which shall be entitled the “JSG Collateral Account” (the “Collateral Account”).  All moneys which are received by the Security Agent or any agent or nominee of the Security Agent on an enforcement of any security conferred by the Combined Security Documents, whether in connection with the exercise of the remedies provided in this Deed or any Combined Security Document, shall be deposited in the Collateral Account and held by the Security Agent as trustee and agent for the Secured Parties and applied in accordance with the terms of this Deed.  All interest and income received thereon shall be held in the Collateral Account.  The Security Agent shall maintain such sub-accounts and records with respect to the Collateral Account as will permit the segregation and allocation of proceeds of Collateral in accordance with this Clause 11 (Proceeds of Enforcement).  In the event that an amount is received by the Security Agent or any agent or nominee of the Security Agent on an enforcement of any security conferred by the Combined Security Documents and such amount is denominated in any currency other than euro, the Security Agent shall convert such amount into an amount of euro on or prior to the Distribution Date for such amount based upon the relevant Exchange Rate in effect on the date of such conversion.

11.3        Control of Collateral Account

All right, title and interest in and to the Collateral Account shall vest in the Security Agent, and funds on deposit in the Collateral Account shall be held by the Security Agent as trustee and agent for the Secured Parties.  The Collateral Account shall be subject to the exclusive operation and control of the Security Agent.

11.4        Application of Moneys Distributable to the Note Trustee

If at any time any moneys collected or received by the Security Agent pursuant to this Deed are distributable pursuant to Clause 11.1 (Order of Application) to the Note Trustee, and if the Note Trustee shall notify the Security Agent in writing that no provision is made under the 2025 Indenture for the application by such Note Trustee of such moneys (whether because the obligations issued under the 2025 Indenture have not become due and payable or otherwise) and the 2025 Indenture does not effectively provide for the receipt and the holding by the Note Trustee of such moneys pending the application thereof, then the Security Agent, after receipt of such notification, may, at the option of the Note Trustee, pay such moneys over to the applicable Obligor, or hold such amounts in the Collateral Account, and (unless paid to the applicable Obligor) shall hold all such amounts so distributable and all investments thereof (which investments shall be made at the direction of the Note Trustee) and the net proceeds thereof in trust solely for the Note Trustee (in its capacity as trustee) and for no other purpose until such time as the Note Trustee shall request in writing the delivery thereof by the Security Agent for application pursuant to the 2025 Indenture.  If no instruction is received from the Note Trustee, the Security Agent may (but shall not be obligated to) pay such money to the applicable Obligor.  Notwithstanding the foregoing, if, at any time, all the Senior Debt, the Hedging Debt and the 2025 Obligations in respect of which any moneys (and proceeds thereof) are held in trust by the Security Agent pursuant to this Clause 11.4 cease to be outstanding for any reason, then such moneys will be applied by the Security Agent in accordance with Clause 11.1(a) (Order of Application).  The Security Agent shall not be responsible for any diminution in funds resulting from investments made at the direction of the Note Trustee or from holding such moneys uninvested.

11.5        Security Agent’s Calculations

For the purposes of making the allocations required by Clause 11.1 (Order of Application) with respect to any amount that is denominated in any currency other than euros, or in the case of payments to be paid to the Note Trustee in accordance with paragraph THIRD of Clause 11.1, U.S. Dollars, the Security Agent shall, on or prior to the applicable Distribution Date, convert such amount into an amount of euros, or in the case of payments to be paid to the Note Trustee in accordance with paragraph THIRD of Clause 11.1, U.S. Dollars, based upon the relevant Exchange Rate as of a recent date specified by the Security Agent in its reasonable discretion.

11.6        Good Discharge

An acknowledgment of receipt signed by the relevant person to whom payments are to be made under Clause 11.1 (Order of Application) shall be good discharge of the Security Agent.

12.          ENFORCEMENT OF SECURITY

12.1        Enforcement Instructions

(a)           Subject to Clause 12.2(b) (Enforcement of Hedging Security Documents) the Security Agent may refrain from enforcing the security conferred by the Security Documents and Note Security Documents unless and until instructed by an Enforcement Instructing Group.

(b)           Subject to such security having become enforceable, an Enforcement Instructing Group may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the security conferred by the Security Documents and the Note Security Documents as they see fit.

(c)           None of the Secured Parties shall have any independent right to enforce any of the Security Documents or Note Security Documents or to instruct or require the Security Agent to enforce any of the Security Documents or Note Security Documents or give any notice, withdraw any consent or take any other action under any of the Security Documents or Note Security Documents or crystallize any floating charge, except as part of an Enforcement Instructing Group (or in the case of the Hedging Banks save as provided for in Clause 12.2 (Enforcement of Hedging Security Documents) below).

(d)           Any instructions given to the Security Agent by an Enforcement Instructing Group (and which are within the powers of an Enforcement Instructing Group) will override any conflicting instructions given by any other party.  The Security Agent will be fully protected in complying with the instructions of an Enforcement Instructing Group.

(e)           Any such instructions by an Enforcement Instructing Group (and which are within the powers of an Enforcement Instructing Group) shall be binding on all the Secured Parties.

(f)            For the purpose of calculating an Enforcement Instructing Group or determining whether or not an instruction has been given under this Deed by an Enforcement Instructing Group the Security Agent may rely:

(i)          On a certificate from the Senior Agent as to the share in the Senior Secured Debt of any Senior Creditors voting in favour of any particular instruction or request and as to the amount of the outstanding Senior Secured Debt; and

(ii)         On a certificate from a Hedging Bank as to the amount of outstanding Hedging Debt (calculated in accordance with Schedule 6 (Calculation of Hedging Debt)) held by such Hedging Bank and whether such Hedging Bank is voting in favour of any particular instruction or request.

The Security Agent shall not incur any liability in relying on any such certificate or certificates.

(g)           The Security Agent shall enforce the security conferred by the Security Documents and the Note Security Documents in such manner (if then enforceable) as an Enforcement Instructing Group shall instruct or, in the absence of such instructions, as it sees fit.

(h)           No Secured Party shall be responsible to any Obligor for the Security Agent’s failure to enforce any security over the Collateral (except to the extent arising from such person’s gross negligence or wilful default) and the Security Agent may cease any such enforcement at any time.

12.2        Enforcement of Hedging Security Documents

(a)           Each Hedging Bank hereby unconditionally agrees with each of the other Secured Parties that notwithstanding the terms of the Hedging Documents, it shall not, save as provided for in sub-paragraph (b) of this Clause 12.2, be entitled to take any steps for the purpose of appointing a receiver under any of the Hedging Security Documents or otherwise take possession of any of the properties or assets charged by the Hedging Security Documents or issue any legal proceedings to enforce them or any of them without the prior written consent of the Security Agent acting on the instructions of the Majority Senior Creditors.

(b)           Each of the Secured Parties hereby agrees that on the Appointment Date and at any time while the appointment of an examiner to any Obligor continues the Hedging Banks may give or refrain from giving instructions to the Security Agent to enforce or refrain from enforcing the security constituted by the Hedging Security Documents provided that all proceeds of any enforcement of the security constituted by the Hedging Security Documents shall be paid to the Security Agent and held by it for distribution in accordance with Clause 11.1 (Order of Application).

(c)           With effect from the Appointment Date, each Hedging Bank shall comply with any directions of the Security Agent (acting on the instructions of an Enforcement Instructing Group) involving voting for or against or accepting or rejecting:

(i)          any scheme of arrangement in relation to an Obligor; or

(ii)         any rescheduling, refinancing, reorganisation or stand-still agreement in respect of any Obligor.

12.3        Sales by Security Agent

If:

(a)           on an enforcement of any of the Combined Security Documents, the Security Agent (or any receiver) sells or otherwise disposes of any asset; or

(b)           an Obligor sells or otherwise disposes of an asset at the request of an Enforcement Instructing Group after an Event of Default has occurred which is continuing,

in each case in accordance with the terms of this Deed, the Security Agent may execute on behalf of each Secured Party and each Obligor without the need for any further referral to or authority from such Secured Party or Obligor,

(i)          any release of the security created by the Combined Security Documents over that asset; and

(ii)         if such asset comprises shares in the capital of any Obligor (or any Holding Company of it), a release of such Obligor from all present and future liabilities (both actual and contingent and including, without limitation, any liability to any other Obligor under the Senior Finance Documents or the Hedging Documents by way of contribution or indemnity) in its capacity as an Obligor under the Senior Finance Documents or the Hedging Documents and a release of any Security Interest granted by such Obligor over any of its assets under the Combined Security Documents,

PROVIDED THAT the net cash proceeds of sale or disposal are applied in payment of Debt in the order set out in Clause 11 (Proceeds of Enforcement).

Each Secured Party will execute such releases as the Security Agent may reasonably require to give effect to this Clause 12.3.  No such release will affect the obligations and liabilities of any other Obligor under the Finance Documents.

12.4        Release of Senior Subordinated Guarantee

If:

(a)           pursuant to an enforcement of any of the Combined Security Documents, the Security Agent (or any receiver or equivalent appointed on behalf of the Secured Parties) sells or otherwise disposes of the shares of the Company; or

(b)           the shares of the Company are sold or disposed of at the request of the Security Agent on the instructions or with the consent of an Enforcement Instructing Group after an event of default under (and as defined in) any of the Senior Finance Documents, Hedging Documents or Note Documents has occurred, the Bond Trustee shall, at the written request of the Security Agent, promptly without the need for any further referral to or authority from the Securities Creditors, unconditionally release the Senior Subordinated Guarantee (and the Company’s obligations thereunder) and the Bond Trustee undertakes to execute such releases or other documents as may be necessary to give effect to the above mentioned release, provided that any such release of the obligations and liabilities of the Company under the Senior Subordinated Guarantee will not result in a release of the obligations and liabilities of JSG Funding to the Securities Creditors.

12.5        Release of Security

(a)           If: (i) on an enforcement of any of the Security Documents or Note Security Documents, the Security Agent (or any receiver) sells or otherwise disposes of any asset or shares; or (ii) an Obligor sells or otherwise disposes of an asset or shares at the request of an Enforcement Instructing Group after an event of default under (and as defined in) any of the Senior Finance Documents, Hedging Documents or Note Documents has occurred which is continuing, then the Security Agent may execute on behalf of each Secured Party and each Obligor, without the need for any further referral to or authority from such Secured Party or Obligor, any release of the security created by the Security Documents or Note Security Documents over that asset or shares, provided that the net proceeds of the sale or disposal are applied in payment of Obligations in the order set out in Clause 11.1 (Order of Application).

(b)           If a disposal to a person or persons outside the Group of assets or shares owned by any Obligor over which security has been created by the Security Documents is permitted by the terms of Clause 23.6 (Disposals) or Clause 23.38 (Permitted Receivables Securitisations) of the Senior Facility Agreement and will not result directly in any breach of the terms of the Senior Facility Agreement (including, for the avoidance of doubt, Clause 31.7(b) of the Senior Facility Agreement), the Security Agent shall, on the completion of the disposal, release (at the expense of the relevant Obligor) from the Security Documents and Note Security Documents the assets or shares which are subject to that disposal and (where the disposal is such that an Obligor ceases to be a member of the Group) the assets of or shares owned by that entity.

(c)           The Security Agent shall (at the reasonable request and at the expense of the Company) following a release of security under Clause 12.5(a) or (b) above provide confirmation of the release of any asset or shares from the security under the Security Documents and Note Security Documents or (where relevant) confirmation of non-crystallization of a floating charge, such confirmation to be in such form as the Security Agent may determine.  Each Secured Party will execute such releases as the Security Agent may reasonably require to give effect to this Clause 12.5, any such release given by the Note Trustee to be without recourse or warranty.  No such release will affect the obligations and liabilities of any other Obligor under the Senior Finance Documents, Hedging Documents or Note Documents.

12.6        Right to Initiate Judicial Proceedings

The Security Agent (a) shall have the right and power to institute and maintain such actions, suits and proceedings (each a “suit”) as it may deem appropriate to protect and enforce the rights vested in it by this Deed and each Security Document and each Note Security Document and (b) may, either after entry, or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all or, from time to time, any of the Collateral under the judgment or decree of a court of competent jurisdiction.  The Security Agent shall not be required to institute or maintain any such suits or enforce such rights or foreclose upon and sell the Collateral unless it has been fully indemnified to its satisfaction (acting reasonably) by the Secured Parties.

12.7        Exercise of Powers

All of the powers, remedies and rights of the Security Agent as set forth in this Deed may be exercised by the Security Agent in respect of any Security Document or any Note Security Document as though set forth in full therein and all of the powers, remedies and rights of the Security Agent as set forth in any Security Document or any Note Security Document may be exercised from time to time as herein and therein provided.

12.8        Remedies Not Exclusive

(a)           No remedy conferred upon or reserved to the Security Agent herein or in the Security Documents and Note Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any Security Document or any Note Security Document or now or hereafter existing at law or in equity or by statute.

(b)           No delay or omission by the Security Agent to exercise any right, remedy or power hereunder or under any Security Document or any Note Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Deed or any Security Document or any Note Security Document to the Security Agent may be exercised from time to time and as often as may be deemed expedient by the Security Agent.

(c)           All rights of action and of asserting claims upon or under this Deed and the Security Documents and Note Security Documents may be enforced by the Security Agent without the possession of any instrument evidencing any Senior Debt, Hedging Debt or 2025 Obligations or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Security Agent shall be, subject to the applicable provisions of Schedule 7 (Security Agent), brought in its name as Security Agent and any recovery of judgment shall be held as by the Security Agent as trustee and agent for the Secured Parties.

12.9        Limitation on Security Agent’s Duty in Respect of Collateral

Beyond its duties to account to the Secured Parties and the Obligors for moneys and other property received by it hereunder or on an enforcement of the security under any Security Document or Note Security Document, the Security Agent shall not have any duty to the Obligors or to the Secured Parties under this Deed or as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.  The Security Agent’s duties under this Deed, the Security Documents and/or the Note Security Documents are of a mechanical and administrative nature.

12.10      Limitation by Law

All rights, remedies and powers provided in this Deed or any Security Document or Note Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Deed invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.

12.11      Rights of Secured Parties in Respect of Obligations

Notwithstanding any other provision of this Deed or any Security Document or Note Security Document the right of each Secured Party to receive payment of the Senior Debt, Hedging Debt or 2025 Obligations held by or owed to such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise), as expressed in the instruments evidencing or agreements governing such obligations, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the instruments evidencing or agreements governing such obligations.

12.12      Equal and Rateable Security

This Deed, the Security Documents and the Note Security Documents (a) are intended to secure the 2025 Obligations equally and rateably with the Senior Secured Debt and Hedging Debt and otherwise comply with Section 1009 of the 2025 Indenture and the Senior Facility Agreement and (b) shall be construed and enforced as provided in this Deed to give effect to such intention.  The Security Agent (as agent hereunder and on behalf of the Senior Secured Parties) (i) consents, subject to the terms of this Deed, to the execution and enforcement of the Note Security Documents, including any Note Security Documents entered into after the date hereof for purposes of complying with Section 1009 of the 2025 Indenture, and any amendments to such Note Security Documents necessary for such purposes, and (ii) agrees to take no action which will impair the right of the holders of the Notes to be secured as required by Section 1009 of the 2025 Indenture (provided that for the avoidance of doubt this shall not prevent or restrict the taking of any action to enforce any of the Collateral or any Security Document or Note Security Documents in accordance with this Deed).  The failure of any Note Creditor to take any action required of it hereunder shall not constitute a waiver of its rights under Section 1009 of the 2025 Indenture.

12.13      Termination

(a)           Upon the Senior Discharge Date occurring and irrespective of whether any 2025 Obligations remain outstanding, the Security Agent shall (at the cost and expense of the Obligors) release the Security Interests created by the Security Documents and the Note Security Documents and all right, title and interest of the Security Agent in and to the Collateral shall revert to the Obligors, their successors and assigns.

(b)           Upon the release of the Collateral in accordance with paragraph (a) above, the Security Agent will promptly, at the Company’s written request and expense, (i) execute and deliver to the Company such documents as the Company shall reasonably request to evidence the termination of such Security Interest or the release of the Collateral and (ii) deliver or cause to be delivered to the Obligors all property of the Obligors then held by the Security Agent or any agent thereof.

(c)           The Company shall give the Note Trustee prompt notice of the occurrence of the Senior Discharge Date.

12.14      Inspection by Regulatory Agencies

The Security Agent shall make available, and shall cause each custodian and agent acting on its behalf in connection with this Deed to make available, all Collateral in such Person’s possession at all times for inspection by any regulatory agency having jurisdiction over the Security Agent or an Obligor to the extent required by such regulatory agency in its discretion.

13.          LOSS SHARING

13.1        Equalisation Payments

If any Senior Creditor or Hedging Bank (a “Recovering Creditor”) makes a Recovery other than by reason of a payment from the Security Agent dealt with under Clause 11 (Proceeds of Enforcement), then:

(a)           such Recovering Creditor will notify the Security Agent with details of such Recovery within three Business Days of receipt or recovery;

(b)           the Security Agent will determine in good faith whether such Recovery is in excess of the amount (the amount of the excess being the “Recovery Excess”) which such Recovering Creditor would have received had such Recovery been effected by the Security Agent pursuant to the Combined Security Documents and applied as provided in Clause 11 (Proceeds of Enforcement), and shall notify such Recovering Creditor accordingly;

(c)           such Recovering Creditor will pay an amount equal to the Recovery Excess (together with any interest accrued (at a rate determined by the Security Agent acting reasonably) on such amount from the date of receipt or recovery by it) to the Security Agent, retaining the balance in pro tanto satisfaction of the amount due to it;

(d)           the Security Agent shall treat the Recovery Excess (plus such accrued interest) as if it were the proceeds of enforcement of the Combined Security Documents and shall deal with it in accordance with Clause 11 (Proceeds of Enforcement); and

(e)           at the option of the Recovering Creditor (i) the liability of the relevant Obligor to such Recovering Creditor shall be increased (or treated as not having been reduced) by an amount equal to the Recovery Excess, or (ii) such Obligor shall fully indemnify such Recovering Creditor for the amount of the Recovery Excess.

13.2        Loss Sharing

If for any reason any of the Senior Debt or Hedging Debt remains undischarged and any resulting losses are not being borne by the Senior Creditors or the Hedging Banks pro rata to the amount which their respective Senior Debt and Hedging Debt and bore to the total Debt on the Enforcement Date, the Senior Creditors and the Hedging Banks shall make such payments between themselves as the Senior Agent shall require to ensure that after taking into account such payments such losses are borne by the Senior Creditors and the Hedging Banks equally, rateably and pari passu between themselves.

14.          CONSENTS AND LIMITS

14.1        Waivers

If any waiver, release or consent is granted by the Majority Lenders under the Senior Finance Documents prior to the Senior Discharge Date, a corresponding waiver, release or consent will be deemed to have been given by the Hedging Banks and the Subordinated Creditors (on the same terms and conditions, mutatis mutandis) under the Hedging Documents, Junior Loan Agreements or Intercompany Documents, as the case may be, if the transaction or circumstance to which that waiver, release or consent relates would otherwise breach or be a default or event of default under any such agreement or document, provided that no such waiver, release or consent may extend the due date for or reduce the amount of or change the currency of any payment due to any Hedging Bank or Subordinated Creditor or change the terms by reference to which any payment is to be calculated or made under the relevant Finance Documents.

14.2        Non-Objection

No Subordinated Creditor shall have any claim or remedy against any of the Senior Creditors by reason of any transaction entered into between any of the Senior Creditors and any member of the Group or any requirement or condition imposed by or on behalf of the Senior Creditors on any member of the Group, which breaches or is or causes a default or an event of default under any of the Junior Loan Agreements or the Intercompany Documents, as the case may be.

14.3        Limit on Hedging Debt

An obligation or liability under any interest rate swap or currency or interest rate hedging transaction owed by any Obligor to a Hedging Bank which is not one of the transactions or agreements specified in Schedule 4 (Hedging Banks and Hedging Documents) or permitted by Clause 5.1 (Accession of Hedging Banks) will not constitute Hedging Debt.

15.          INFORMATION

15.1        Amounts of Debt

Each of the Senior Agent, the Hedging Banks, the Company and the Junior Creditor will on written request by any of the others from time to time notify the others in writing of details of the amount of the outstanding Senior Debt, Hedging Debt, the Note Debt, the Intercompany Debt or Junior Debt, as the case may be, so far as known to it.

15.2        Other Information

Each Obligor authorises each of the Senior Creditors, the Hedging Banks and the Junior Creditor to disclose to each other and to shareholders or other investors in any Obligor all information relating to that Obligor, its Subsidiaries or related entities, and coming into the possession of any of them in connection with the Finance Documents.

16.          SUBROGATION

The Junior Creditor, the Securities Creditors and the Obligors will not under any circumstances be subrogated to or be entitled to exercise any of the rights of the Senior Creditors, Hedging Banks or Note Creditors or exercise or enforce any security arising under any of the Combined Security Documents.

17.          PROTECTION OF SUBORDINATION

17.1        Continuing Subordination

The subordination and priority provisions in this Deed constitute a continuing subordination and priority and benefit to the ultimate balance of the Senior Debt, the Hedging Debt and the Note Debt respectively regardless of any intermediate payment or discharge of the Senior Debt, the Hedging Debt or the Note Debt in whole or in part.

17.2        Waiver of Defences

The subordination in this Deed and the obligations of the Bond Trustee, each Subordinated Creditor and each Obligor under this Deed will not be affected by any act, omission, matter or thing which, but for this provision, would reduce, release or prejudice the subordination or any of those obligations in whole or in part, including without limitation:

(a)           any time, indulgence or waiver granted to, or composition with, any Obligor or any other person or the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;

(b)           the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights or remedies against, or security over assets of, any Obligor or other person under the Senior Finance Documents, the Hedging Documents or the Note Documents or otherwise or any non-presentment or non-observance of any formality or other requirement in respect of any instruments or any failure to realise the full value of any security;

(c)           any variation (however fundamental) or replacement of any Senior Finance Document, Hedging Document or Note Document or other document;

(d)           any unenforceability, illegality, invalidity or frustration of any obligation of an Obligor or security  under the Senior Finance Documents, the Hedging Documents, the Note Documents or any other document or security or the failure by any member of the Group to enter into or be bound by any Senior Finance Document or Hedging Document; or

(e)           any postponement, discharge, reduction, non-provability or other similar circumstance affecting any obligation of any Obligor under any Senior Finance Document, Hedging Document or Note Document resulting from any insolvency, liquidation or dissolution proceedings or from any law, regulation or order.

17.3        Appropriations

Each Senior Creditor and Hedging Bank (or any trustee or agent on their behalf) may, provided to do so is reasonable in the circumstances, (subject to any provision of this Deed or any applicable Senior Finance Documents to the contrary):

(a)           apply any cash or property received under this Deed or from an Obligor or any other person against the Debt owed to it, in such order as it sees fit;

(b)           (if it so decides) apply any cash or property received from an Obligor or from any other person (other than money or property received under the Senior Finance Documents or under this Deed) against any liability other than the Debt owed to it; and

(c)           (unless such cash or property in the aggregate is sufficient to bring about the Senior Discharge Date if otherwise applied in accordance with the provisions of this Deed) hold in a suspense account (bearing interest at a market rate usual for accounts of that type) any cash or the net proceeds of any distribution received from the Subordinated Creditors or the Obligors or on account of the liability of any Subordinated Creditor or Obligor (as appropriate) under this Deed.

18.          PRESERVATION OF DEBT

In spite of any term of this Deed postponing, subordinating or preventing the payment of any of the Subordinated Debt, as between the Obligors and the Subordinated Creditors, the Subordinated Debt shall remain owing or payable (and interest or default interest shall continue to accrue) in accordance with the terms of the Junior Loan Agreements or the Intercompany Documents (as the case may be).  No delay in exercising rights and remedies under the Junior Loan Agreement or the Intercompany Documents by reason of any term of this Deed postponing, restricting or preventing such exercise shall operate as a permanent waiver of any of those rights and remedies.

19.          POWER OF ATTORNEY

19.1        Appointment by the Subordinated Creditors

By way of security for the obligations of each Subordinated Creditor under this Deed, each Subordinated Creditor irrevocably appoints the Senior Agent as its attorney to do anything which the Subordinated Creditor (a) has authorised the Senior Agent to do under this Deed and (b) is required and legally able to do by this Deed but has failed to do for a period of ten Business Days after receiving notice from the Senior Agent requiring it to do so unless such Subordinated Creditor is disputing in good faith and by appropriate proceedings that it is required to do the thing concerned.

19.2        Appointment by the Obligors

By way of security for the performance of its obligations under this Deed, each of the Obligors irrevocably appoints each of the Security Agent, any receiver appointed pursuant to any Combined Security Document and their respective delegates and sub delegates to be its attorney acting severally (or jointly with any other such attorney) and on its behalf and in its name or otherwise to do any and every thing which:

(a)           such Obligor is obliged to do under the terms of this Deed in connection with the maintenance and perfection of the Security constituted under the Combined Security Documents but has failed to do for a period of 10 Business Days after notice from the Security Agent requiring it to do so; or

(b)           during the continuance of an Enforcement Event, such attorney considers necessary or desirable in order to enable the Security Agent or such attorney to exercise the rights conferred on it by this Deed or by law.

19.3        Ratification of Acts

Without prejudice to the generality of Clauses 19.1 (Appointment by the Subordinated Creditors) and 19.2 (Appointment by the Obligors), each of the Secured Parties and the Obligors hereby undertakes with the Security Agent and/or the Senior Agent that promptly upon request, each Secured Party or Obligor will ratify and confirm all transactions entered into and other actions by the Security Agent and/or the Senior Agent (or any of their substitutes or delegates) in the proper exercise of the power of attorney granted to it hereunder.

20.          EXPENSES

20.1        Enforcement Costs

Each Obligor and each Subordinated Creditor will within five Business Days of demand pay to each Senior Creditor, Hedging Bank or Note Creditor the amount of all costs and expenses properly incurred by it in connection with the enforcement against that Obligor or Subordinated Creditor (as the case may be) of such person’s rights against it under this Deed.

20.2        Legal Expenses and Taxes

The costs and expenses referred to above include, without limitation, the fees and expenses of legal advisers and any value added tax or similar tax, and are payable in the currency in which they are incurred.

21.          CHANGES TO THE PARTIES

21.1        Successors and Assigns

This Deed is binding on the successors and assigns of the parties hereto.

21.2        Obligors

No Obligor may assign or transfer any of its rights (if any) or obligations under this Deed.

21.3        New Obligors

(a)           If any member of the Group (a “New Obligor”) borrows, guarantees or otherwise becomes liable for any Debt or grants or incurs or otherwise becomes a creditor in respect of any Financial Indebtedness to or from any other member of the Group in an aggregate amount in excess of €5,000,000 (or its equivalent), the Parent will procure that (unless such New Obligor has become party hereto by some other means to the satisfaction of the Senior Agent acting reasonably) such New Obligor becomes a party to this Deed as an Obligor by the execution and delivery to the Security Agent of a duly completed Deed of Accession (together with such board resolutions and other corporate documentation as the Security Agent may reasonably require).

(b)           If any member of the Group becomes party to a Security Document or Note Security Document, the Company will procure that such member becomes a party to this Deed as an Obligor by the execution and delivery to the Security Agent of a duly executed Deed of Accession (together with such board resolutions and other corporate documentation as required by the terms of the Senior Facility Agreement or as the Security Agent may otherwise reasonably require).

21.4        New Creditors

No Senior Creditor, Hedging Bank or Junior Creditor may:

(a)           assign, transfer or dispose of any of the Debt owing to it or its proceeds or any interest in that Debt or its proceeds to or in favour of any person; or

(b)           assign, transfer, novate or dispose of any of its rights or obligations under any of the Finance Documents to any person,

unless in each case that person agrees with the Parties that it is bound by all the terms of this Deed as a Senior Creditor, Hedging Bank or Junior Creditor, as the case may be, by executing and delivering to the Security Agent a duly completed Deed of Accession or, in the case of a Senior Creditor, by the execution and delivery to the Security Agent of a Transfer Certificate.

21.5        Bond Trustee

(a)           The Parent and JSG Funding will each procure that, if the Bond Trustee ceases to act as trustee for any reason in relation to any Cash Pay Securities, any successor or other person which is appointed or acts as trustee in relation to those Cash Pay Securities (a “Replacement Bond Trustee”) will become party to this Deed as the Bond Trustee by executing and delivering to the Security Agent a Deed of Accession in form and substance satisfactory to the Security Agent acting reasonably.

(b)           The Bond Trustee (on behalf of the Securities Creditors) by its execution of this Deed, and any Replacement Bond Trustee (on behalf of the Securities Creditors) by its execution of a Deed of Accession to this Deed, acknowledges and agrees as follows:

(i)          that to the extent and in the manner set out in any of the indentures (as supplemented and amended from time to time) (the “Indentures”) under which the Cash Pay Securities are issued, the payment of all Senior Subordinated Guarantee Debt is expressly made subordinate to and subject in right of payment to the prior payment in full in cash of all Senior Debt and Hedging Debt;

(ii)         that the Senior Debt and Hedging Debt each qualify as “Senior Debt” for the purposes of and as such term is defined in the Indentures;

(iii)        that the Senior Creditors and the Hedging Banks are entitled to rely on and enforce (A) the subordination provisions contained in the Indentures and (B) the provisions in the Indentures restricting the circumstances in which a demand may be made under the Senior Subordinated Guarantee; and

(iv)       that it accepts any Transfer Certificate, Accession Deed or Deed of Accession and the accession by the relevant parties to such agreements to this Deed in the capacity described therein.  For the avoidance of doubt, the Bond Trustee or a Replacement Bond Trustee (as the case may be) hereby waives any right to approve, or of objection to, the accession or identity of such persons and confirms that it hereby waives any obligation on the part of a party to procure the Bond Trustee’s or the Replacement Bond Trustee’s (as the case may be) counter-signature or acceptance of any such Transfer Certificate, Accession Deed or Deed of Accession.

21.6        Variation of Forms of Deed of Accession

The Security Agent and the Parent may agree changes to the form of Deed of Accession.

21.7        Transfer Certificates and Accession Deeds

Each of the other Parties appoints:

(a)           the Senior Agent as its agent to sign on its behalf any Transfer Certificate or Accession Deed entered into under the Senior Facility Agreement; and

(b)           the Security Agent as its agent to sign on its behalf any Deed of Accession,

in order that each such Transfer Certificate, Accession Deed or Deed of Accession may be supplemental to this Deed and be binding on and enure to the benefit of all the Parties.

21.8        Validity

If any person intended to be bound by this Deed does not become party to it or is not bound by it for any reason that shall not affect the rights and obligations of the other persons party to this Deed.

22.          STATUS OF OBLIGORS

None of the Obligors has any rights under this Deed against any of the Senior Creditors, the Hedging Banks or the Note Creditors and none of the undertakings given by the Senior Creditors, the Hedging Banks or the Note Creditors are given (or shall be deemed to have been given) to, or for the benefit of, the Obligors (save that after the application of any proceeds in the manner provided in the First to Third sub-paragraphs of Clause 11.1 (Order of Application) the Obligor concerned or other person entitled thereto shall be entitled to any surplus proceeds).

23.          NOTICES

Every Notice under this Deed shall be in writing delivered personally, by first class prepaid post or facsimile and shall be sent to the address or facsimile number (if any is specified) of the Party, and for the attention of the individual:

(a)           applying for the purposes of the Senior Facility Agreement in the case of Obligors or Senior Creditors; or

(b)           in the case of the Hedging Banks, as set out in Schedule 4, or as notified by the Security Agent from time to time; or

(c)           in the case of the Bond Trustee, set out in the relevant 2025 Indenture; or

(d)           in the case of the Junior Creditor, as notified by the Security Agent from time to time; or

(e)           specified in the relevant Deed of Accession if not a Party at the date hereof,

or such other address or facsimile number as is notified in writing by it to the Security Agent.

Clause 37 (Notices) of the Senior Facility Agreement shall apply to all Notices given under this Deed.

24.          WAIVERS, REMEDIES CUMULATIVE

The rights of each Party under this Deed:

(a)           are cumulative and not exclusive of its rights under the general law;

(b)           may be waived only in writing and specifically; and

(c)           may be exercised as often as necessary.

Delay in exercising or non-exercise of any such right is not a waiver of that right.

25.          THE SECURITY AGENT AND SENIOR AGENT

25.1        Appointment by Hedging Banks

(a)           Each Hedging Bank irrevocably appoints the Security Agent to act as its agent under this Deed and with respect to the Combined Security Documents on the terms set out in this Clause 25 and in Schedule 7 (Security Agent), and irrevocably authorises the Security Agent on its behalf to:

(i)          enter into any and each Combined Security Document; and

(ii)         perform such duties and exercise such rights and powers under this Deed and the Combined Security Documents as are specifically delegated to the Security Agent by the terms thereof, together with such rights, powers and discretions as are reasonably incidental thereto.

(b)           The Security Agent shall have only those duties which are expressly specified in this Deed and/or the Combined Security Documents.  The Security Agent’s duties under this Deed and/or the Combined Security Documents are of a mechanical and administrative nature.

25.2        Terms

Save as set out in Schedule 7 (Security Agent), the terms of the appointment of the Security Agent by the Hedging Banks are the same as those set out in Clause 25 (The Administrative Parties) of the Senior Facility Agreement, applying mutatis mutandis to this Deed.

25.3        Trust for Secured Parties

(a)           Declaration of Trust:  To the extent the Security is not transferred, charged or granted to the Security Agent on trust and subject to the provisions of Clause 25.5 (Special Appointment of Security Agent (Germany and Austria)), Clause 25.6 (Agent for the Secured Parties (France)), 25.7 (Agent for the Secured Parties (Spain)) or 25.8 (Declaration of Trust and appointment as agent (mandatorio con rappresentanza)) the Security Agent declares itself trustee of the Security to hold the same on trust for the Secured Parties on the terms and subject to the conditions set out in this Deed. The following provisions are supplementary to the provisions of the Trustee Act 1925.

(b)           The perpetuity period for the trusts in this Deed is 80 years from the date of this Deed.

(c)           Trust:

(i)          The Security Agent shall have only those duties, obligations and responsibilities expressly specified in the Combined Security Documents and this Deed and no duties, obligations and responsibilities shall be inferred or implied.

(ii)         In performing or carrying out its duties, obligations and responsibilities, the Security Agent shall be considered to be acting only in a mechanical and administrative capacity (save as expressly provided in the Combined Security Documents or this Deed) and shall not have or be deemed to have any duty, obligation or responsibility to, or relationship of trust or agency with, any Obligor (save in respect of certain notification requirements as expressly provided in the Combined Security Documents).

25.4        Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Security Agent in relation to the trusts constituted by this Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Deed, the provisions of this Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Deed shall constitute a restriction or exclusion for the purposes of that Act.

25.5        Special Appointment of Security Agent (Germany and Austria)

Without prejudice to the generality of Clause 25.3(a) (Declaration of Trust):

(a)           Each Secured Party that is or will become party to this Deed hereby appoints the Security Agent as trustee (Treuhaender) and administrator for the purpose of holding on trust (Treuhand), administering, enforcing and releasing the German Security (as defined below) or Austrian Security (as defined below) for the Secured Parties, (ii) the Security Agent accepts its appointment as a trustee and administrator of the German Security and Austrian Security on the terms and subject to the conditions set out in this Deed and (iii) the Secured Parties, the Security Agent and all other parties to this Deed agree that, in relation to the German Security or Austrian Security, no Secured Party shall exercise any independent power to enforce any German Security or Austrian Security or take any other action in relation to the enforcement of the German Security or the Austrian Security, or make or receive any declarations in relation thereto.

(b)           The Security Agent shall hold and administer any German Security which is security assigned, transferred or pledged under German law to it as a trustee for the benefit of the Secured Parties, where “German Security” means the assets which are the subject of a security document which is governed by German law. The Security Agent shall hold and administer any Austrian Security which is security assigned, transferred or pledged under Austrian law to it as a trustee for the benefit of the Secured Parties, where “Austrian Security” means the assets which are the subject of a security document which is governed by Austrian law.

(c)           Each Secured Party hereby instructs the Security Agent (with the right of sub-delegation) to enter into any documents evidencing German Security or Austrian Security and to make and accept all declarations and take all actions it considers necessary or useful in connection with any German Security or Austrian Security on behalf of such Secured Party. The Security Agent shall further be entitled to rescind, release, amend and/or execute new and different documents securing the German Security or Austrian Security.

(d)           The Secured Parties and the Security Agent agree that all rights and claims constituted by the abstract acknowledgement of indebtedness pursuant to Section 20 of Schedule 7 (Security Agent) and all proceeds held by the Security Agent pursuant to or in connection with such abstract acknowledgement of indebtedness are held by the Security Agent with effect from the date of such abstract acknowledgement of indebtedness in trust for the Secured Parties and will be administered in accordance with Deed. The Secured Parties and the Security Agent agree further that the respective Obligor’s obligations under such abstract acknowledgement of indebtedness shall not increase the total amount of the Secured Obligations (as defined in the Security Documents relating to German Security or Austrian Security) and shall not result in any additional liability of any of the Obligors or otherwise prejudice the rights of any of the Obligors under any Finance Document. Accordingly, payment of the obligations under such abstract acknowledgement of indebtedness shall, to the same extent, discharge the corresponding Secured Obligations (as defined in the Security Documents relating to German Security or Austrian Security) and vice versa.

(e)           For purposes of this Priority Agreement, the Security Agent shall be released from the restrictions set out in Section 181 of the German Civil Code (Bürgerliches Gesetzbuch) or restrictions having a similar effect under any other applicable law, shall be authorized to act also on behalf of other parties and shall have the right to grant substitute powers of attorney under release from such restrictions.

25.6        Agent for the Secured Parties (France):

(a)           Each Secured Party (other than the Security Agent) as “mandants” under French law:

(i)          hereby irrevocably appoints the Security Agent to act as its agent (“mandataire” under French law) under and in connection with the French Security Documents; and

(ii)         irrevocably authorises the Security Agent to execute for and on its behalf the French Security Documents and to perform the duties and to exercise the rights, powers and discretions that are specifically delegated to it under or in connection with the French Security Documents, together with any other rights, powers and discretions which are incidental thereto and to give a good discharge for any moneys payable under the French Security Documents.

(b)           The Security Agent will act solely for itself and as agent for the other Secured Parties in carrying out its functions as agent under the French Security Documents.

(c)           The relationship between the Secured Parties (other than the Security Agent) on the one hand and the Security Agent on the other is that of principal (“mandant” under French law) and agent (“mandataire” under French law) only.  The Security Agent shall not have, nor be deemed to have, assumed any obligations to, or trust or fiduciary relationship with, any party to this Deed other than those for which specific provision is made by the French Security Documents and, to the extent permissible under French law, the other provisions of this Deed, which shall be deemed to be incorporated in this Clause 25.6, where reference is made to any French Security Documents.

(d)           Notwithstanding Clause 28 (Governing Law) of this Deed, the provision of this Clause 25.6 and the other provisions of this Deed which are deemed to be incorporated herein, shall be governed by, and construed in accordance with, French law.  Notwithstanding Clause 29.1 (Submission), any dispute arising out of this Clause 25.6 shall be submitted to the Tribunal de Commerce de Paris.

(e)           The Secured Parties, the Security Agent and the other parties hereto which are also party to any French Security Document irrevocably acknowledge that the existence and extent of the Security Agent’s authority resulting from this

Clause 25.6 and the effects of the Security Agent’s exercise of this authority shall be governed by French law.

25.7        Agent for the Secured Parties (Spain):

In particular, with respect to any Spanish Security Documents, each of the Secured Parties (other than the Security Agent) (i) agrees that the Security Agent shall execute the Spanish Security Documents in its own name and behalf and on behalf of the relevant Secured Parties (undisclosed representation or “representación indirecta”), with the power to determine and agree any term and condition of such Spanish Security Documents, execute any other agreement or instrument, give or receive any notice and take any other action and exercise any right, remedy, power and discretion in relation to the creation, perfection, maintenance, enforcement and release of the security created under the Spanish Security Documents, (ii) undertakes to ratify and approve such action in the name of and on behalf of the relevant Secured Parties by the Security Agent acting in such capacity in relation to the Spanish Security Documents, and (iii) agrees that the provisions of this Deed which apply to the Security Agent in its capacity as trustee shall apply to it in its capacity as the relevant Secured Parties’ undisclosed representative, to the extent permitted by Spanish law.

25.8        Declaration of Trust and appointment as agent (mandatario con rappresentanza) (Italy):

(a)           Each Secured Party (other than the Security Agent):

(i)          appoints the Security Agent to be its “mandatario con rappresentanza” (common representative) for the purpose of executing any Security Document which might be subject to the Laws of the Republic of Italy (each an “Italian Security Document” and, together, the “Italian Security Documents”) in the name and on behalf of the Secured Parties, with the power to determine and agree any term and condition of such Italian Security Documents, execute any other agreement or instrument, give or receive any notice and take any other action and exercise any right, remedy, power and discretion in relation to the creation, perfection, maintenance, enforcement and release of the security created under the Italian Security Documents, in all cases with power to sub-delegate;

(ii)         undertakes to ratify and approve any such action taken in the name and on behalf of the Secured Parties by the Security Agent acting in such capacity in relation to the Italian Security Documents and the other documents or instruments described under paragraph (i) above; and

(iii)        agrees that the provisions of this Deed which apply to the Security Agent in its capacity as trustee, shall apply to it in its capacity as common representative (mandatario con rappresentanza) of each of the Secured Parties.

(b)           Notwithstanding the provisions of Clause 28 (Governing Law) of this Deed the appointment contained in this Clause 25.8 is governed by, and will be construed in accordance with, Italian Law. Notwithstanding Clause 29.1

(Submission) of this Deed, any dispute that should arise in relation to the appointment granted pursuant to this Clause 25.8 will be subject  to the jurisdiction of the Court of Milan.

25.9        Agent for the Secured Creditors (Belgium)

(a)           Each Secured Creditor (other than the Security Agent) in their quality of “mandants” under Belgian law:

(i)          hereby irrevocably appoints the Security Agent to act as its agent  (“mandataire” under Belgian law) under and in connection with the Belgian Security Documents.

(ii)         irrevocably authorises the Security Agent to execute for and on its behalf the Belgian Security Documents and all documents and instruments related thereto and to perform the obligations and to exercise the rights  that are specifically delegated to it under or in connection with the Belgian Security Documents, together with any other rights which are related thereto and to give discharge for the moneys payable under the Belgian Security Documents.

(iii)        undertakes to ratify and approve such action taken in the name and on behalf of the Secured Creditors by the Security Agent acting in such capacity in relation to the Belgian Security Documents

(b)           Notwithstanding Clause 28 (Governing Law) of this Deed, the appointment contained in this Clause 25.9 is governed and construed in accordance with Belgian law.  Notwithstanding Clause 29.1 (Submission) of this Deed, any dispute arising out of this paragraph  shall be submitted to the competent Courts of Belgium.

25.10      Indemnity to Security Agent

(a)           Each Obligor agrees to pay, indemnify, and hold the Security Agent (and its directors, officers, agents and employees) harmless from and against any and all Losses of the Security Agent (and its directors, officers, agents and employees).  For purposes of this Deed, “Losses” means any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including the reasonable fees and expenses of legal counsel, advisors and agents and any related VAT) or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Deed and the Combined Security Documents or any action taken or omitted to be taken by the Security Agent hereunder or under the Combined Security Documents, unless arising from the gross negligence, bad faith or wilful misconduct of the indemnified party.  In any suit, proceeding or action brought by the Security Agent under or with respect to any contract, agreement, interest or obligation constituting part of the Collateral (including, without limitation, under the Combined Security Documents) for any sum owing or secured thereunder, or to enforce any provisions thereof, the Company and each other Obligor will save, indemnify and keep the Security Agent and the other Secured Party harmless from and against all expense (including the reasonable fees and expenses of legal counsel, advisors and agents, and any related VAT), loss or damage suffered by reason of any defence, setoff, counterclaim, recoupment or reduction of liability whatsoever of the obligor thereunder, arising out of a breach by any Obligor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favour of such obligor or its successors from any Obligor, and all such obligations of each Obligor shall be and remain enforceable against and only against each Obligor and shall not be enforceable against the Security Agent or any other Secured Party. The agreements in this Clause 25.10 shall survive the termination of the other provisions of this Deed and the resignation or removal of the Security Agent hereunder.  The directors, officers, agents and employees of the Security Agent may rely on this Clause 25.10.

(b)           Each Secured Party (other than the Note Creditors) agrees to indemnify the Security Agent on demand (to the extent not reimbursed by any Obligor and without prejudice to the liability of any Obligor under any Finance Document) for any and all liabilities, judgments, costs or expenses of any kind whatsoever (including legal fees) which may be incurred by or asserted against the Security Agent in any way relating to or arising out of (i) its acting as the Security Agent under this Deed and/or the Combined Security Documents, or performing its duties and functions in such capacity under any of the Secured Instruments, or (iii) any action taken or omitted by the Security Agent thereunder, except to the extent arising directly from the Security Agent’s gross negligence or wilful misconduct.

(c)           Such indemnification by each such Secured Party in paragraph (b) above shall be pro rata to its entitlement in or to the Senior Debt or the Hedging Debt (as the case may be).  The liability shall be divided between such Secured Parties pro rata according to the respective amounts of the Senior Debt and Hedging Debt outstanding at the time the liability was incurred or, if after enforcement, pro rata to the amount of their respective Recoveries.

(d)           In the event of the Security Agent seeking a claim for indemnity under this Clause 25.9(b), it must first in writing seek indemnity under Clause 25.9(a) for a period of 12 months and if unsuccessful, may then seek indemnity under Clause 25.9(b).

(e)           As a consequence of the Danish guarantee limitation set forth in Part IX of Schedule 12 of the Senior Facility Agreement it is agreed that notwithstanding anything set out to the contrary in this Deed:

(i)          any subordination of claims (and any rights related thereto) of an Obligor incorporated in Denmark (a “Danish Obligor”) in respect of any Intercompany Debt (and any undertakings related thereto) contained in this Deed; and

(ii)         any application under Clause 11.1 (Order of Application) hereof of proceeds from enforcement of security conferred by the Combined Security Documents granted by a Danish Obligor; and

(iii)        any Danish Obligor’s payment obligations under Clause 20 (Expenses) hereof,

shall be limited to the extent required by Danish law on financial assistance within the meaning of the limitation of the Danish guarantees as set forth in Part IX of Schedule 12 of the Senior Facility Agreement.

25.11      Covenant to pay

Each Obligor covenants in favour of the Security Agent to pay the Senior Debt, the Hedging Debt and the Note Debt to the Security Agent when and to the extent due from it under the terms of the Senior Finance Documents, the Hedging Documents or the Note Documents, as the case may be, to such bank account as the Security Agent may direct, except that each Obligor may (subject to the terms of this Deed) pay the Senior Debt and/or the Hedging Debt and/or the Note Debt directly to the Senior Agent, the relevant Ancillary Lenders, the relevant Hedging Bank or the Note Trustee, as the case may be, and each such payment will constitute a pro tanto discharge of this covenant to pay in favour of the Security Agent.

25.12      Guarantee Limitations

Clause 19.9 (Guarantee Limitations) of the Senior Facility Agreement shall apply to the provisions of this Deed as if set out in full herein, mutatis mutandis.

25.13      Miscellaneous

(a)           Each Obligor and each other Secured Party agrees to the terms set out in Schedule 7 (Security Agent).  In the event of any conflict between the terms of Schedule 7 (Security Agent) and the Senior Documents and/or the Note Documents, the terms of Schedule 7 (Security Agent) shall prevail.

(b)           To the extent that the Security Agent acts under this Deed on the instructions of an Instructing Group or the Majority Senior Creditors or an Enforcement Instructing Group Security, the Hedging Banks appoint the Senior Agent as its agent under this Deed.  Such appointment is on the terms set out in Clause 25 (The Administrative Parties) of the Senior Facility Agreement, mutatis mutandis.

25.14      ROLE OF THE SECURITY AGENT

The Security Agent shall hold the benefit of the Security Documents as agent and trustee for itself and the Secured Parties, or to the extent required by applicable local law shall hold the benefit of such Security Documents for itself and on behalf of the Secured Parties, to apply all payments and other benefits received by it by reason thereof, or otherwise realised thereunder, in accordance with this Deed.

26.          TERMINATION

Save in respect of any right, claim or liability arising under this Deed prior to its termination (which right, claim or liability shall continue notwithstanding the termination referred to in this Clause), this Deed (other than Clause 25 (Security Agent and Senior Agent) and Schedule 7 (Security Agent)) shall terminate after the

Senior Discharge Date when all moneys held in the Collateral Account (if any) have been distributed to the Senior Creditors, Hedging Banks, and Note Creditors, or released to the appropriate Obligors in accordance with Clause 11.1 (Order of Application) and the Collateral has been released.

27.          SEVERABILITY

If any provision of this Deed is prohibited or unenforceable in any jurisdiction in relation to any Party, such prohibition or unenforceability shall not invalidate the remaining provisions hereof or affect the validity or enforceability of such provision in any other jurisdiction or in relation to any other Party.

28.          GOVERNING LAW

This Deed is governed by English law.

29.          JURISDICTION

29.1        Submission

The courts of England have jurisdiction to settle any disputes in connection with this Deed and accordingly the parties submit to the jurisdiction of the English courts.

29.2        Service of Process

Without prejudice to any other mode of service, the Junior Creditor:

(a)           irrevocably appoints Smurfit UK Limited (whose address is Darlington Road, West Aukland, County Durham DL4 9PE) as its agent for service of process relating to any proceedings before the English courts in connection with this Deed or any judgment in connection therewith;

(b)           agrees that failure by a process agent to notify it of the process will not invalidate the proceedings concerned; and

(c)           consents to the service of process relating to any such proceedings by prepaid posting of a copy of the process to its address for the time being applying for the purposes of Clause 23 (Notices).

29.3        Forum Convenience and Enforcement Abroad

Each party to this Deed:

(a)           waives objection to English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with this Deed;

(b)           agrees that a judgment or order of an English court in connection with this Deed is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction; and

(c)           to the fullest extent permitted by law, waives any right it may have in any jurisdiction to have any proceedings take the form of a trial by Jury.

29.4        Non-exclusivity

Nothing in this Clause 29 limits the rights of a Senior Creditor, the Note Creditors or the Hedging Bank to bring proceedings against a party to this Deed in connection with this Deed:

(a)           in any other court of competent jurisdiction; or

(b)           concurrently in more than one jurisdiction.

30.          COUNTERPARTS

This Deed may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

THIS DEED has been executed and delivered as a Deed on the date stated at the beginning of this Deed.

SCHEDULE 1

THE OBLIGORS

JSG ACQUISITIONS

JSG FINANCE B.V.

SMURFIT CAPITAL

SMURFIT DEUTSCHLAND GMBH

SMURFIT CORRUGATED B.V.

SMURFIT HOLDINGS B.V.

SMURFIT INTERNATIONAL B.V.

SMURFIT IRELAND LIMITED

SMURFIT INTERNATIONAL LIMITED

JEFFERSON SMURFIT GROUP LTD

JEFFERSON SMURFIT & SONS LIMITED

BELGRAY HOLDINGS

IONA PRINT LIMITED

JSG FUNDING PLC

MARGRAVE INVESTMENTS LIMITED

SCHEDULE 2

SENIOR CREDITORS

DEUTSCHE BANK AG, LONDON BRANCH

CITIGROUP GLOBAL MARKETS LIMITED

CITIBANK, N.A.

CREDIT SUISSE FIRST BOSTON INTERNATIONAL

J.P. MORGAN PLC

JPMORGAN CHASE BANK, N.A.

SCHEDULE 3

[INTENTIONALLY OMITTED]

SCHEDULE 4

HEDGING BANKS AND HEDGING DOCUMENTS

Name of Bank	Details of Hedging Document and initial trade (if known at the date of this Deed)	Address for Notices

Fixed pay interest rate swaps in JSG Acquisitions as follows:

The Governor and Company of the Bank of Ireland	€100m pay fixed 3.3975% receive EURIBOR, Maturity 08/10/07.	Colvill House, Talbot Street, Dublin 1, Ireland.

Deutsche Bank AG, London Branch	€100m pay fixed 3.4735% receive EURIBOR, Maturity 08/10/2008	Winchester House, 1 Great Winchester St, London.

Deutsche Bank AG, London Branch	€100m pay fixed 3.62% receive EURIBOR, Maturity 15/11/2007	Winchester House, 1 Great Winchester St, London.

IIB Bank Limited	€100m pay fixed 3.39% receive EURIBOR, Maturity 26/11/2007	Sandwith St, Dublin 2, Ireland

JPMorgan Chase Bank, N.A.	€100m pay fixed 3.455% receive EURIBOR, Maturity 08/10/2007	10 Aldermanbury London, England.

Merrill Lynch Capital Services, Inc.	€100m pay fixed 3.49% receive EURIBOR, Maturity 15/02/2006	33 King William St, London, England.

Merrill Lynch Capital Services, Inc.	€100m pay fixed 3.615% receive EURIBOR, Maturity 08/10/2007	33 King William St, London, England.

5 year cross currency swaps in JSG Acquisitions as follows:

Bank of America N.A.	receive USD 39.0m USD Libor plus 3.00% pay €40m EURIBOR plus 3.215%, Maturity 08/10/2007	26 Elmfield Rd, Bromley, England

Calyon	receive USD 48.75m USD Libor plus 3.00% pay €50m EURIBOR plus 3.2175%, Maturity 08/10/2007	Broadwalk House, 5 Appold St, London, England.

Deutsche Bank AG, London Branch	receive USD 50m USD fixed rate of 7.75% pay EUR 38.206m EUR fixed rate of 6.73%, Maturing 01/04/2010	Winchester House, 1 Great Winchester St, London.

Deutsche Bank AG, London Branch	receive USD 39.0m USD Libor plus 3.00% pay €40m EURIBOR plus 3.197%, Maturity 08/10/2007	Winchester House, 1 Great Winchester St, London.

10 year cross currency swaps in JSG Acquisitions as follows:

Bank of America, N.A.	receive USD 26.9875m USD fixed rate of 9.64910% pay €25.149m at fixed rate of 9.67, Maturity 01/10/2012	26 Elmfield Rd, Bromley, England.

Bank of America, N.A.	receive USD 50m USD fixed rate of 9.64910% pay €46.554m at fixed rate of 9.64910, Maturity 01/10/2012	26 Elmfield Rd, Bromley, England.

Barclays Bank of Ireland plc	receive - USD 27.5m USD fixed rate of 9.64910% pay €25.581m at fixed rate of 9.649, Maturity 01/10/2012	47-48 St Stephen’s Green, Dublin 2, Ireland

Deutsche Bank AG, London Branch	receive - USD 50m USD fixed rate of 9.64910% pay €46.555m at fixed rate of 9.634, Maturity 01/10/2012	Winchester House, 1 Great Winchester St, London.

2 year cross currency swaps in Smurfit International BV as follows:

The Governor and Company of the Bank of Ireland	Receive USD 100.0m USD fixed rate 7.50% pay EUR85.543m at EURIBOR plus 2.5925, Maturing 20/11/2007	Colvill House, Talbot Street, Dublin 1, Ireland.

The Governor and Company of the Bank of Ireland	Receive USD 25.0m USD fixed rate 7.50% pay SEK205.5m at STIBOR plus 2.5975, Maturing 20/11/2007	Colvill House, Talbot Street, Dublin 1, Ireland.

SCHEDULE 5

FORM OF DEED OF ACCESSION

THIS DEED dated [•], [•] is supplemental to a priority agreement (the “Priority Agreement”) dated [•], between, inter alia, Jefferson Smurfit Group Limited as the Parent and certain of its Subsidiaries as Obligors, the Junior Creditor, the Hedging Banks, the Senior Creditors and Deutsche Bank AG, London Branch as Security Agent and Senior Agent.

Words and expressions defined in the Priority Agreement have the same meaning when used in this Deed.

[Name of new Obligor/Senior Creditor/Hedging Bank/Junior Creditor/Senior Agent/ Security Agent/Replacement Bond Trustee] hereby agrees with each other person who is or who becomes a party to the Priority Agreement that with effect on and from the date hereof it will be bound by the Priority Agreement as [a[n]/the] *[Obligor/Senior Creditor/Hedging Bank/ Junior Creditor/ Senior Agent/Security Agent/Replacement Bond Trustee] as if it had been party originally to the Priority Agreement in that capacity and that it shall perform all of the undertakings and agreements set out in the Priority Agreement and given by [a[n]/the] *[Obligor/Senior Creditor/Hedging Bank/Junior Creditor/Senior Agent/Security Agent/Replacement Bond Trustee].

[The details of Hedging Documents and Hedging Debt covered by this Deed is as follows [•]].

[Bond Trustee provisions - [•] is the [trustee] under the Indenture for the Cash Pay Securities]

The address for notices of *[Obligor/Senior Creditor/Hedging Bank/ Junior Creditor/Senior Agent/Security Agent/Replacement Bond Trustee] for the purposes of Clause 23 (Notices) of the Priority Agreement is:

[•].

This document takes effect as a Deed notwithstanding that the Security Agent only executes under hand.

This Deed is governed by English law.

[Insert appropriate execution language]

*[•] Delete as applicable

Acknowledged.

[Security Agent]

By:

SCHEDULE 6

CALCULATION OF HEDGING DEBT

For hedging transactions, the notional amount of the Hedging Liabilities shall be the mark-to-market calculation of such Hedging Liabilities as determined in accordance with the International Swap Derivatives Association Inc. 1992 Master Agreement (Multicurrency - Cross Border).

SCHEDULE 7

SECURITY AGENT

1.             Directions of an Instructing Group

(a)           Save as expressly set out in this Deed the Security Agent shall act in accordance with the instructions of an Instructing Group and shall be fully protected in so doing.

(b)           In the absence of any such instructions and/or any relevant contrary requirement contained in this Deed, the Security Agent may act or refrain from acting with respect to any right, power or discretion and as to any matter not expressly provided for in this Deed or the other Secured Instruments as it shall see fit.

(c)           Any such instructions shall be binding on all the Secured Parties.

2.             Relationship

(a)           The relationship between (i) each Secured Party and (ii) the Security Agent is that of principal and agent save only that the benefits of the Combined Security Documents are held by the Security Agent as agent and trustee for the Secured Parties (to the extent that any amount is or is capable of being secured thereby).

(b)           The Security Agent shall not be liable to any Party for any breach by any other Party of this Deed or any other Finance Document.

3.             Reliance

(a)           The Security Agent may rely on any certificate given by the Senior Agent or any Hedging Bank or the Note Trustee as to the identity of, and amounts owing to, any Senior Creditor or such Hedging Bank, or a Note Creditor, as the case may be, under any of the Secured Instruments and shall be protected in so relying.  More generally the Security Agent may rely, and shall be fully protected in acting, upon any resolution, statement, certificate, instrument, opinion, report, notice, request, consent, order, bond or other paper or document which it believes to be genuine and to have been signed or presented by the proper party or parties or, in the case of cables, telecopies, telexes, faxes or electronic communications, to have been sent by the proper party or parties. In the absence of its own bad faith or wilful misconduct, the Security Agent may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Security Agent and conforming to the requirements of this Deed.  The Security Agent is not obliged to carry out any investigation or enquiry as to the genuineness, truth, adequacy or correctness of any statements, certificates, opinions or other documents delivered or furnished to it.

(b)           Whenever in the administration of this Deed, or the Security Documents the Security Agent shall deem it necessary or desirable that a factual matter be proved or established by any Obligor, Secured Party or other person in connection with the Security Agent taking, suffering or omitting any action hereunder or thereunder, such matter (unless other evidence in respect thereof is herein specifically prescribed) may be deemed to be conclusively proved or established by a certificate of a responsible officer of the Company, such other Secured Party or such other person delivered to the Security Agent (“responsible officer,” insofar as relating to the Note Trustee, having the same meaning for this purpose as the term “Responsible Officer” in the 2025 Indenture).  The Security Agent may rely on any such certificate and shall have no obligation or liability for any action taken, suffered or omitted in reliance thereon.

4.             Security Agent’s Rights

Subject to the provisions of this Deed, the Security Agent may:

(a)           perform any of its duties, obligations and responsibilities under the Security Documents or this Deed by or through its personnel, delegates or agents (on the basis that the Security Agent may extend the benefit of any indemnity received by it hereunder to its personnel, delegates or agents);

(b)           refrain from exercising any right, power or discretion vested in it under the Security Documents or this Deed until it has received instructions in accordance with this Deed;

(c)           refrain from doing anything which would or might in its opinion either (i) be contrary to any law, directive or judgment of any court of any jurisdiction or otherwise render it liable to any person and may do anything which is in its opinion necessary to comply with any such law, directive or judgment, or (ii) involve a matter in which the Security Agent shall be unqualified or incompetent, to perform any such act or acts or to exercise any such right, power, duty or obligation or if such performance or exercise would constitute doing business by the Security Agent in such jurisdiction or impose a tax or an additional amount of tax on the Security Agent by reason thereof or to risk its own funds or otherwise incur any financial liability in the performance of its duties hereunder;

(d)           if it receives instructions or directions from the Senior Agent, the Note Trustee or any Hedging Bank to take any action in relation to this Deed or the Security Documents, assume that all applicable conditions for taking that action have been satisfied;

(e)           assume that (i) any representation made or deemed to be made by any party to the Finance Documents is true; (ii) no Default under and as defined in the Senior Facility Agreement or under and as defined in the 2025 Indenture has occurred; and (iii) all the Obligors are in compliance with their obligations under the Finance Documents to which they are a party unless an officer of the Security Agent, while active on the account of the Obligors, acquires actual knowledge to the contrary;

(f)            without being liable to any person for any delay or loss caused thereby, refrain from taking any step (or further step) to protect or enforce the rights of any Secured Party under any of the Security Documents or this Deed until it has been indemnified and/or secured to its satisfaction against any and all costs, losses, expenses or liabilities (including legal fees) which it would or might sustain or incur as a result;

(g)           accept and rely on any notice, communication, information, certificate, legal opinion or other document believed by it to be genuine and correct and assume it to have been communicated or signed by the person by whom it purports to be communicated and signed without incurring any liability for so accepting and relying, without having any duty to enquire as to the accuracy thereof and without being bound to ask for further evidence or authority or otherwise;

(h)           accept and rely as to any matter of fact which might reasonably be expected to be within the knowledge of any person in a statement by or on behalf of such person without incurring any liability for so accepting and relying, without having any duty to enquire as to the accuracy thereof and without being bound to ask for further evidence or authority or otherwise;

(i)            may (at the cost of the Company, which shall promptly on request reimburse the Security Agent for the reasonable fees and expenses (and any related VAT) of any such counsel and/or expert advice) consult with counsel and/or other expert advice, and any opinion of counsel or expert advice shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder or under any Security Document in accordance therewith. The Security Agent shall have the right at any time to seek instructions concerning the administration of this Deed, or the Security Documents from any court of competent jurisdiction;

(j)            hold or deposit any title deeds, Security Documents or any other documents in connection with any of the assets charged by the Security Documents with any bankers or banking company or any company whose business includes undertaking the safe custody of deeds or documents or with any lawyer or firm of lawyers and it shall not be responsible for or be required to insure against any loss incurred in connection with any such holding or deposit and it may pay all sums required to be paid on account or in respect of any such deposit; and

(k)           countersign any letters with issuers of Reports and/or with the Auditors limiting their respective liability to the Senior Creditors in such form(s) as the Security Agent considers appropriate in order to enable the Senior Creditors to rely on the work done by such person.

5.             Excluded Obligations

Notwithstanding anything to the contrary expressed in this Deed or any Finance Document to which it is a party, the Security Agent shall not:

(a)           be obliged to enquire as to the occurrence or continuation of any Default or as to the accuracy or completeness of any representation or warranty made by any party;

(b)           be bound to account to any other Finance Party or any other party for any sum or the profit element of any sum properly received by it for its own account;

(c)           unless ordered to do so by a court of competent jurisdiction, be bound to disclose to any other person (including any Secured Party or Obligor) any confidential information and each Secured Party and Obligor agrees that it shall not take any action to obtain from the Security Agent any such confidential information;

(d)           be under any obligations other than those which are expressly and specifically provided for in this Deed or any Security Document;

(e)           have or be deemed to have any other duty, obligation or responsibility whatsoever in respect of the Finance Documents (other than as expressly and specifically provided under this Deed or any Security Document) or any terms and conditions relating thereto, or any of the acts or omissions of any of the parties thereunder;

(f)            have any obligation to marshal any security created under the Security Documents;

(g)           be required by anything contained in this Deed or any other Finance Document to which it is a party to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or to exercise any of its rights thereunder;

(h)           in any circumstances be obligated to give its own indemnity to any delegate or to become mortgagee in possession (or the equivalent under the local law of any of the Security Documents);

(i)            have any obligation to effect or consider the adequacy of any insurance;

(j)            be bound to obtain, request, or maintain any foreign exchange approval necessary for the conversion of any sum received by the Security Agent in a currency other than that in which the obligations secured by the relevant Security Document are denominated; or

(k)           have or be deemed to have any duty, obligation or responsibility whatsoever in respect of monitoring compliance by any Obligor or any of the Senior Agent, the Note Trustee or any Hedging Bank with their respective obligations under any of the Finance Documents to which they are a party.

6.             No responsibility to perfect security

The Security Agent shall not be liable for any failure, omission or defect in perfecting or protecting its rights under the Security Documents or the priority of the security created pursuant to such Security Documents, including without limitation, any failure to:

(a)           require the deposit with it of any deed or document certifying, representing or constituting title to any of the security created pursuant to the Security Documents;

(b)           obtain any licence, consent, approval or other authority from any person required or necessary for the execution, delivery, legality, validity, enforceability or admissibility in evidence of any of the Security Documents or the security created pursuant to the Security Documents or any part thereof;

(c)           register, file, record or otherwise protect any of the security created pursuant to the Security Documents (or the priority of any security created pursuant to the Security Documents) or any Security Documents (or any amendments thereto) under any applicable laws in any jurisdiction or give notice to any person of the execution of any of the Security Documents (or any amendments thereto) or of the security created pursuant to the Security Documents;

(d)           take, or require any of the Obligors to take, any steps which are or might be required to perfect its title to any of the assets subject to the security created pursuant to the Security Documents or to render the security created pursuant to the Security

Documents effective or to secure the creation of any ancillary security interest under the laws of any jurisdiction;

(e)           take, or require any Party to take, any steps which are or might be required to render (a) the Security Documents (b) any amendment to the Security Documents or (c) any assignment and/or transfer by a Party of all of its rights and obligations under any of the Finance Documents, effective, valid and enforceable under the laws of any jurisdiction;

(f)            require any further assurances in relation to any of the Security Documents, or

(g)           ensure that any sums received into any account of any Obligor or any other person or in respect of the receipt of the same.

7.             Powers Supplemental

The rights, powers and discretions conferred upon the Security Agent by this Deed shall be supplemental to those conferred on it by the Trustee Acts and in addition to any which may be vested in the Security Agent by general law or otherwise.

8.             Merger, etc.

Any corporation into which the Security Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Security Agent shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Security Agent, shall be the successor of the Security Agent hereunder without the execution or filing or any further act on the part of any party hereto.

9.             Exoneration of the Security Agent

Neither the Security Agent nor any of its personnel or agents:

(a)           shall be responsible for the adequacy, accuracy or completeness of any representation, warranty, statement or information in the Security Documents or this Deed or any notice or other document delivered under the Security Documents or this Deed;

(b)           shall be responsible for making any representations as to the value or condition of the Collateral or any part thereof, or as to the title of the Loan Parties thereto or as to the security afforded by this Deed or any Security Document, or as to the validity, execution (except its execution), enforceability, legality or sufficiency of this Deed, the Security Documents or the Debt, or any of them, and the Security Agent shall incur no liability or responsibility in respect of any such matters.

(c)           shall be responsible for the execution, delivery, validity, legality, adequacy, enforceability or admissibility in evidence of any of the Security Documents or this Deed;

(d)           shall be responsible for any failure of any Obligor or any of the Secured Parties duly and punctually to observe and perform their respective obligations under the Security Documents or this Deed or for any acts or omissions on the part of any Obligor or any other person;

(e)           shall be responsible for the consequences of relying on the advice of any professional advisers selected by any of them in connection with the Security Documents or this Deed;

(f)            shall be liable for acting (or refraining from acting) in what it believes in good faith to be in the best interests of the Secured Parties or any of them in circumstances where it has been unable, or it is not practicable, to obtain instructions in accordance with this Deed;

(g)           shall be liable for anything done or not done by it under or in connection with the Security Documents or this Deed save in the case of its own gross negligence (or under French law, faute grave) or wilful misconduct (or under French law, dol);

(h)           shall be responsible for the exercise, or failure to exercise, any judgment, discretion or power given to it by or in connection with any Finance Documents to which it is a party, the Security Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents to which it is a party or the Security Documents;

(i)            shall be responsible for any shortfall which arises on the enforcement of the Security Documents, or for any deficiency or additional payment, as the case may be, which might arise because the Security Agent is subject to any tax in respect of the Security Interest or any part thereof or any income therefrom or any process thereof;

(j)            shall be responsible for any decline in value due to currency conversions made pursuant to the Finance Documents;

(k)           shall be responsible for any moneys other than sums actually received by the Security Agent which have not been distributed or paid to the Secured Parties or the person entitled or at the time of payment believed by the Security Agent to be entitled thereto; or

(l)            shall be responsible for any costs, charges, losses, damages, liabilities or expenses arising from or connected with any realisation of the Security Interest or from any act, default, omission or misconduct of the Security Agent or its officers, employees or agents in relation to the Security Documents, save in the case of its own gross negligence (or under French law, faute grave) or wilful misconduct (or under French law, dol).

10.          No Proceedings

Each party (other than the Security Agent) agrees for the benefit of the Security Agent and its officers, employees and agents that it will not assert any claim or take proceedings against any of its officers, employees and agents in respect of any claim it might have against the Security Agent or in respect of any act or omission of any kind by that officer, employee or agent in relation to the Finance Documents and any officer, employee or agent of the Security Agent may rely on this Section 10.

11.          The Security Agent as Security Agent

(a)           For so long as it is a Finance Party in a capacity other than as Security Agent, the Security Agent shall have the same rights and powers under the Finance Documents as any other Finance Party and may exercise those rights and powers as if it were not also acting as Security Agent.

(b)           The Security Agent may:

(i)            retain for its own benefit and without liability to account any fee or other sum receivable by it for its own account; and

(ii)           accept deposits from, lend money to, provide any advisory, trust or other services to or engage in any kind of banking or other business with any party to this Deed or any subsidiary of any such party (and, in each case, may do so without liability to account).

12.          Communications and Information

(a)           All communications to any Obligor by a Finance Party in connection with the Security Documents are to be made by or through the Security Agent.

(b)           The Security Agent will not be obliged to transmit to the Secured Parties any information in any way relating to the Security Documents or this Deed which the Security Agent may have acquired otherwise than in its capacity as Security Agent.  Notwithstanding anything to the contrary expressed or implied herein, the Security Agent shall not as between itself and the Secured Parties be bound to disclose to any Secured Party or other person any information, disclosure of which might in the opinion of the Security Agent result in a breach of any law or directive or be otherwise actionable at the suit of any person, or any information supplied by any member of the Group to the Security Agent in its capacity as Security Agent for the Secured Parties or any of them which is identified by such member of the Group at the time of supply as being unpublished, confidential or price sensitive information relating to a proposed transaction by a member of the Group and supplied solely for the purpose of evaluating in consultation with the Security Agent whether such transaction might require a waiver or amendment to any of the provisions of the Security Documents or this Deed.

(c)           In acting as Security Agent for the Secured Parties or any of them, the Security Agent’s banking division shall be treated as a separate entity from any other of its divisions (or similar unit of the Security Agent in any subsequent re organisation) or subsidiaries (the “Other Divisions”) and, in the event that the Security Agent should act for the Company or any member of the Group in a corporate finance or other advisory capacity (“Advisory Capacity”), any information given by the Company or any member of the Group to one of the Other Divisions is to be treated as confidential and will not be available to the Secured Parties or the banking division of the Security Agent without the consent of the Company, provided that:

(i)            the consent of the Company shall not be required in relation to any information which the Security Agent in its discretion determines relates to a Senior Default or in respect of which the Secured Parties to which such information is disclosed have given a confidentiality undertaking in a form satisfactory to the Security Agent and the relevant member of the Group acting reasonably; and

(ii)           if representatives or employees of the Security Agent receive information in relation to a Senior Default whilst acting in an Advisory Capacity, they will not be obliged to disclose such information to representatives or employees of the Security Agent in their capacity as Security Agent or to any of the Secured Parties if to do so would breach any rule or regulation or fiduciary duty imposed upon such persons.

13.          Non Reliance on Security Agent

Each Secured Party confirms that it is (and will at all times continue to be) solely responsible for making its own independent investigation and appraisal of the business, operations, financial condition, creditworthiness, status and affairs of the Company and each other member of the Group and has not relied, and will not at any time rely on the Security Agent:

(a)           to provide it with any information relating to the business, operations, financial condition, creditworthiness, status and affairs of the Company or any member of the Group; or

(b)           to check or enquire into the adequacy, accuracy or completeness of any information provided by any Obligor under or in connection with any of the Security Documents or this Deed (whether or not such information has been or is at any time circulated to it by the Security Agent);

(c)           to assess or keep under review the business/operations, financial condition, creditworthiness, status or affairs of the Company or any member of the Group;

(d)           in respect of the legality, validity, effectiveness, adequacy and enforceability of each of the Security Documents and any other Finance Documents, agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Security Documents or the other Finance Documents;

(e)           in respect of whether that Secured Party has recourse, and the nature and extent of that recourse, against any Obligor or any other person or any of their respective assets under or in connection with the Finance Documents, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, pursuant to or in connection with the Finance Documents; or

(f)            in respect of the right or title of any person in or to, or the value or sufficiency of any part of the security created pursuant to the Security Documents, the priority of any of the security created pursuant to the Security Documents or the existence of any encumbrance effecting the security created pursuant to the Security Documents.

14.          Delegation and Appointment of Supplemental Security Agents

(a)           Delegation:  The Security Agent may, at any time, to the extent permitted by any applicable laws of any jurisdiction, delegate by power of attorney or otherwise to any person or persons for any period, all or any of its rights, powers and discretions vested in it by any of the Finance Documents.  Such delegation may be made upon any terms and conditions (including the power to sub-delegate) and subject to any restrictions as the Security Agent may think fit in the interests of the Secured Parties and the Security Agent shall not be bound to supervise, or in any way be responsible for any loss incurred by reason of any misconduct or default on the part of any delegate or sub-delegate.

(b)           Supplemental Security Agents:  It is the purpose of this Deed and the other Finance Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction.  It is recognised that in case of litigation under this Deed or any of the other Finance Documents, and in particular in the case of the enforcement of any of the Finance Documents, or in case the Security Agent (acting reasonably) deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Finance Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Security Agent appoint an additional individual or institution as a separate trustee, co trustee, security agent, security sub agent or security co agent (any such additional individual or institution being referred to herein individually as a “Supplemental Security Agent” and collectively as “Supplemental Security Agents”).

(c)           Each Obligor acknowledges and agrees that in the event that the Security Agent appoints a Supplemental Security Agent with respect to any part of the Security:

(i)            each and every right, power, privilege or duty expressed or intended by this Deed or any of the other Finance Documents to be exercised by or vested in or conveyed to the Security Agent with respect to such security shall be exercisable by and vest in such Supplemental Security Agent to the extent, and only to the extent, necessary to enable such Supplemental Security Agent to exercise such rights, powers and privileges with respect to such security and to perform such duties with respect to such security, and every covenant and obligation contained in this Deed or any of the other Finance Documents and necessary to the exercise or performance thereof by such Supplemental Security Agent shall run to and be enforceable by either the Security Agent or such Supplemental Security Agent as if such provisions were set out in full herein, mutatis mutandis; and

(ii)           the provisions of this Deed and of the other Finance Documents (including, without limitation, Clauses 25 (The Administrative Parties) and 28 (Indemnities and Break Costs) of the Senior Facility Agreement, that refer to the Security Agent shall inure to the benefit of such Supplemental Security Agent as if such Supplemental Security Agent had originally been party thereto and as if such provisions were set out in full herein, mutatis mutandis, and all references therein to the Security Agent shall be deemed to be references to the Security Agent and/or such Supplemental Security Agent, as the context may require, notwithstanding in each case, any other provision of any other Finance Document or the fact that such Supplemental Security Agent is not party to such Finance Document.

(d)           Should any instrument in writing from any Obligor be required by any Supplemental Security Agent so appointed by the Security Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, such Obligor shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Security Agent.  In case any Supplemental Security Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Security Agent, to the extent permitted by law, shall vest in and be exercised by the Security Agent until the appointment of a new Supplemental Security Agent.

(e)           The appointment of each Supplemental Security Agent will only be effective by the Security Agent executing an Accession Deed duly completed and signed on behalf of the new Supplemental Security Agent pursuant to which the Supplemental Security Agent agrees to be bound by all the terms of this Deed as if it had originally been party to this Deed as a Senior Creditor.

15.          Information

(a)           The Security Agent has no duty, unless this Deed provides otherwise:

(i)            to provide any Party with any credit or other information (other than, if requested by a Secured Party, information in the Security Agent’s possession specifically concerning the Combined Security Documents) relating to the business, assets or financial condition of any member of the Group whenever coming into its possession; or

(ii)           unless specifically requested to do so by the Senior Agent or, following, the Appointment Date, by any Hedging Bank in accordance with this Deed or any of the Combined Security Documents, to request any certificates or other documents from any member of the Group.

(b)           The Security Agent need not disclose any information if such disclosure would or might in the reasonable opinion of the Security Agent constitute a breach of any law or regulation or be otherwise actionable at the suit of any person.

16.          Resignation

(a)           Prior to  the Senior Discharge Date, the Security Agent may resign by giving Notice to the Senior Agent and may be removed by an Instructing Group giving Notice to that effect to the Security Agent and the Parent.  An Instructing Group, after consultation with the Parent, may appoint a successor Security Agent which shall be a reputable and experienced bank, incorporated or having a branch in England.

(b)           If within 30 days after such Notice of resignation or removal being given, no successor Security Agent shall have been appointed by an Instructing Group and have accepted such appointment, the retiring Security Agent, after consultation with the Parent and the Senior Agent shall have the right to appoint a successor Security Agent which shall be a reputable and experienced bank incorporated or having a branch in England.

(c)           Subject as otherwise provided in Section 16(d), (e) and (f) of this Schedule, the resignation or removal of the retiring Security Agent and the appointment of any successor Security Agent shall both become effective upon the successor Security Agent notifying the Senior Agent in writing that it accepts such appointment and executing and delivering to the Senior Agent a duly completed Deed of Accession, whereupon the successor Security Agent shall succeed to the position of the retiring Security Agent and the term “Security Agent” in all of the Finance Documents shall include such successor Security Agent where appropriate.  The provisions of this Schedule 7 (Security Agent) shall continue to benefit a retiring Security Agent in respect of any action taken or omitted by it while it was a Security Agent.

(d)           The resignation or removal of a Security Agent shall not become effective until the Senior Agent is satisfied (on the basis of such legal advice as it may require) that all of the Combined Security Documents or replacements therefor provide for perfected and enforceable security in favour of the successor Security Agent and the Secured Parties.

(e)           The Obligors shall take such action as the Senior Agent may consider necessary and the Security Agent at the request (and cost) of the Parent shall take such action as may be practicable in order that the Combined Security Documents or replacements therefor shall provide for perfected and enforceable security in favour of any successor Security Agent and the Secured Parties, including making available to the successor Security Agent such documents and records as the successor Security Agent shall reasonably request.

(f)            If the Senior Discharge Date would have occurred but for any Hedging Debt remaining outstanding and the Security Agent gives Notice to the Company and the Hedging Banks that it wishes to resign the Hedging Banks will procure that a replacement Security Agent is appointed within 60 days of the date of such Notice.  If no such successor Security Agent has been appointed within 60 days the existing Security Agent may resign and (without any liability to any Hedging Bank) may release all of the security under the Security Documents and the rights of any Hedging Bank thereunder.  On such resignation the Security Agent shall be released and discharged from any obligation or liability to the Hedging Banks or any of them under this Deed or any Security Document and the Hedging Bank shall have no claim against the Security Agent in respect of any such release of the security and the Security Documents.

17.          Security Documents

(a)           The Security Agent shall not be liable (i) for any failure to give notice to any third party or to register, file or record (or any defect in such registration, filing or recording) any security or the Combined Security Documents, or (ii) to obtain any licence, consent or other authority for the creation of any security or (iii) for any failure, omission, or defect in perfecting or protecting the security constituted by any Combined Security Document or any security created thereby.  The Security Agent has no obligation to insure any interest which it or any of the Secured Parties has in any asset charged or secured under the Security Documents.

(b)           The Security Agent may accept without enquiry such title as any Obligor may have to the property over which security is intended to be created by any Combined Security Document.

(c)           Save where the Security Agent holds a legal mortgage over, or over an interest in, real property or shares, the Security Agent in its capacity as trustee or otherwise shall not be under any obligation to hold any title deeds, share certificates or any other documents in connection with the property charged by any Combined Security Document or any other such security in its own possession or to take any steps to protect or preserve the same.  The Security Agent may permit the relevant Obligor or any lawyer or firm of lawyers to retain all such title deeds, share certificates and other documents in its possession if it reasonably considers that it is appropriate in all the circumstances.

(d)           Save as otherwise provided in the Combined Security Documents, all moneys which under the trusts herein or therein contained are received by the Security Agent in its capacity as trustee or otherwise may be invested in the name of or under the control of the Security Agent in any investment for the time being authorised by English law for the investment by trustees of trust money or in any other investments which may be selected by the Security Agent with the consent of an Instructing Group.  Additionally, the same may be placed on deposit in the name of or under the control of the Security Agent at such bank or institution (including any Agent) and upon such terms as the Security Agent may think fit.

(e)           Each Secured Party authorises and directs the Security Agent (by itself or by such person(s) as it may nominate) to execute and enforce the Combined Security Documents as trustee, agent or as otherwise provided (and whether or not expressly in the Secured Party’s names) on its behalf, subject always to the terms of this Deed and the Combined Security Documents.

19.          Security Agent Creditor

(a)           Each of the Obligors and each of the Secured Parties agree that the Security Agent shall be the joint and several creditor (together with the relevant Secured Party) of each and every payment obligation of any Obligor towards each and any of the Secured Parties under the Secured Instruments, and that accordingly the Security Agent will have its own independent right to demand performance by the relevant Obligor of that obligation when due.

However, in either case, any discharge by an Obligor of any such obligation owed to either of the Security Agent or the relevant Secured Party shall, to the same extent, discharge the obligation owed by such Obligor to the other party and a Secured Party and the Security Agent shall not by virtue of this provision be entitled to pursue the Obligor simultaneously for the same obligations.

(b)           Without limiting or affecting the Security Agent’s rights against any Obligor (whether under this paragraph or under any other provision of the Secured Instruments), the Security Agent agrees with each other Secured Party (on a several and divided basis) that, subject as set out in the next sentence, it will not exercise its rights as a joint and several creditor with a Secured Party except with the consent of that Secured Party.  However, nothing in the previous sentence shall limit to any extent the Security

Agent’s right in whatever capacity to take any action to protect or preserve any rights under any Combined Security Document or to enforce any Security Interest created thereby as contemplated by the Secured Instruments and/or the relevant Security Document (or to do any act reasonably incidental to any of the foregoing).

(c)           This Section applies except to the extent the Security Agent specifies that it shall not apply in relation to a specific Obligor or all Obligors incorporated in a particular jurisdiction.

(d)           For the purposes of paragraph (a) above in conjunction with any Security Interest created under the laws of the Netherlands the Security Agent shall qualify as a hoofdelijk crediteur.

20.          Abstract Acknowledgment of Indebtedness

(a)           Notwithstanding any other provision of this Deed, each Obligor hereby irrevocably and unconditionally agrees and covenants with the Security Agent by way of an abstract acknowledgement of indebtedness (abstraktes Schuldversprechen) that it owes to the Security Agent as creditor in its own right and not as a representative of the other Finance Parties, sums equal to, and in the currency of, each amount payable by such Obligor to (i) each of the Finance Parties under each of the Finance Documents and (ii) each of the Note Creditors under each of the Note Documents as and when that amount falls due for payment under the relevant Finance Document or Note Document or would have fallen due but for any discharge resulting from failure of another Finance Party or Note Creditor to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve its entitlement to be paid that amount.

(b)           Each Obligor undertakes to pay to the Security Agent upon first written demand the amount payable by such Obligor to (i) each of the Finance Parties under each of the Finance Documents and (ii) each of the Note Creditors under each of the Note Documents, as such amount has become due and payable.

(c)           The Security Agent has the independent right to demand and receive full or partial payment of the amounts payable by each Obligor under this Section 20, irrespective of any discharge of such Obligor’s obligation to pay those amounts to the other Finance Parties or Note Creditors resulting from failure by them to take appropriate steps, in insolvency proceedings affecting that Obligor, to preserve their entitlement to be paid those amounts.

(d)           Any amount due and payable by an Obligor to the Security Agent under this Section 20 shall be decreased to the extent that the other Finance Parties or Note Creditors have received (and are able to retain) payment in full of the corresponding amount under the other provisions of the Finance Documents or Note Documents and any amount due and payable by an Obligor to the other Finance Parties or Note Creditors under those provisions shall be decreased to the extent that the Security Agent has received (and is able to retain) payment in full of the corresponding amount under this Section 20 provided that no Obligor may consider its obligations towards a Finance Party or Note Creditor to be so discharged by virtue of any set-off, counterclaim or similar defence that it may invoke vis-à-vis the Security Agent.

(e)           The rights of the Finance Parties and Note Creditors (other than the Security Agent) to receive payment of amounts payable by each Obligor under the Finance Documents and Note Documents are several and are separate and independent from, and without prejudice to, the rights of the Security Agent to receive payment under this Section 20.

(f)            The Security Agent shall pay to the Note Trustee any monies received from the Obligors under this Section 20, other than in connection with the enforcement of any Security Document, to the extent that such monies are attributable to the Note Debt.

21.          Delivery of Secured Instruments.

On or prior to the date hereof, the Company delivered to the Security Agent true and complete copies of (a) the Senior Facilities Agreement, and (b) the 2025 Indenture.  The Company shall deliver to the Security Agent, promptly upon the execution thereof, a true and complete copy of any amendment, modification or supplement to any of the foregoing documents entered into after the date hereof.

22.          Information as to Secured Parties, Facility Agent and Senior Note Trustee.

The Company shall deliver to the Security Agent from time to time after the date hereof upon request of the Security Agent, acting reasonably, a list setting forth as of a date not more than ten days prior to the date of such delivery, (i) the aggregate unpaid principal amount of Senior Debt outstanding (and, if requested by the Security Agent, the amount of the Hedging Debt with each Secured Party), (ii) the aggregate unpaid principal amount of Note Debt outstanding under the 2025 Indenture, and (iii) to the extent known to the Company, the respective names and addresses of the Facility Agent, the Security Agent, the Senior Note Trustee and each counterparty to a Hedging Document.  Promptly following the request of the Security Agent that it do so, the Company will request the Note Trustee to deliver to the Security Agent the names of the officers thereof authorized to give directions hereunder on behalf of such party.  If the Security Agent does not promptly receive the names of the officers of the Note Trustee authorized to give directions hereunder on behalf of such party, the Security Agent may rely on any person purporting to be authorized to give directions hereunder on behalf of such party to give directions hereunder on behalf of the Note Trustee. If the Security Agent is not informed of changes of the officers of the Note Trustee authorized to give directions hereunder on behalf of such party, the Security Agent may rely on the information previously provided to the Security Agent.

23.          Moneys to be Held in Trust.

All moneys received by the Security Agent under or pursuant to any provision of this Deed or any Security Document (except Security Agent fees) shall be held in trust (or, if required by applicable law or regulation, as agent for the Secured Parties) for the purposes for which they were paid or are held.

24.          Treatment of Payee or Indorsee by Security Agent: Representatives of Secured Parties.

(a)           The Security Agent may treat the registered holder or, if none, the payee or indorsee of any promissory note or debenture evidencing an obligation as the absolute owner thereof for all purposes and shall not be affected by any notice to the contrary, whether such promissory note or debenture shall be past due or not.

(b)           If requested by the Security Agent, any person which shall be designated as the duly authorized representative of one or more Secured Parties to act as such in connection with any matters pertaining to this Deed shall present to the Security Agent such documents, including opinions of counsel, as the Security Agent may reasonably require, in order to demonstrate to the Security Agent the authority of such person to act as the representative of such Secured Parties (it being understood that the holders or creditors of the Debt under the Facilities Agreement are represented hereunder by the Facility Agent and the holders of the Note Debt are represented hereunder by the Note Trustee).

SIGNATORIES

The Parent

The Common Seal	)
of JEFFERSON SMURFIT GROUP LIMITED	)
was affixed hereunto	)
in the presence of	)

Director		/s/ IAN CURLEY

Director/Secretary		/s/ M. G. O’RIORDAN

The Obligors

The Common Seal	)
of JSG ACQUISITIONS	)
was affixed hereunto	)
in the presence of	)

Director		/s/ IAN CURLEY

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of JSG FINANCE B.V.	)
was affixed hereunto	)
in the presence of	)
)

Director		/s/ M. G. O’RIORDAN

Director/Secretary

The Common Seal	)
of SMURFIT CAPITAL	)
was affixed hereunto	)
in the presence of	)

Director		/s/ PAUL REGAN

Director/Secretary		/s/ DAVID BROPHY

The Common Seal	)
of SMURFIT DEUTSCHLAND GMBH	)
was affixed hereunto	)
in the presence of	)

Director		/s/ EDWIN GOFFARD

Director/Secretary

The Common Seal	)
of SMURFIT CORRUGATED B.V.	)
was affixed hereunto	)
in the presence of	)

Director		/s/ M. G. O’RIORDAN

Director/Secretary

The Common Seal	)
of SMURFIT HOLDINGS B.V.	)
was affixed hereunto	)
in the presence of	)

Director		/s/ M. G. O’RIORDAN

Director/Secretary

The Common Seal	)
of SMURFIT INTERNATIONAL B.V.	)
was affixed hereunto	)
in the presence of	)

Director		/s/ M. G. O’RIORDAN

Director/Secretary

The Common Seal	)
of SMURFIT IRELAND LIMITED	)
was affixed hereunto	)
in the presence of	)

Director		/s/ GERARD FAGAN

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of SMURFIT INTERNATIONAL LIMITED	)
was affixed hereunto	)
in the presence of	)

Director		/s/ GERARD FAGAN

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of JEFFERSON SMURFIT GROUP LTD	)
was affixed hereunto	)
in the presence of	)

Director		/s/ IAN CURLEY

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of JEFFERSON SMURFIT & SONS LIMITED	)
was affixed hereunto	)
in the presence of	)

Director		/s/ GERARD FAGAN

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of BELGRAY HOLDINGS	)
was affixed hereunto	)
in the presence of	)

Director		/s/ GERARD FAGAN

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of IONA PRINT LIMITED	)
was affixed hereunto	)
in the presence of	)

Director		/s/ GERARD FAGAN

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of JSG FUNDING PLC	)
was affixed hereunto	)
in the presence of	)

Director		/s/ IAN CURLEY

Director/Secretary		/s/ M. G. O’RIORDAN

The Common Seal	)
of MARGRAVE INVESTMENTS	)
LIMITED was affixed hereunto	)
in the presence of	)

Director		/s/ DAVID BROPHY

Director/Secretary		/s/ M. G. O’RIORDAN

THE SENIOR CREDITORS

EXECUTED as a Deed		)
by DEUTSCHE BANK AG,		)
LONDON BRANCH		)
acting by its authorised signatories		)
Jonathan Bowers and Andrew McMurdo		)	/s/ J. C. BOWERS
)
acting under the authority		)	/s/ A. MCMURDO
of that company		)

Address:	Winchester House
1 Great Winchester Street,
London EC2N 2DB

Fax:	+44 20 7545 1999
Attention:	Nathan Towsend

EXECUTED as a Deed		)
by CITIGROUP GLOBAL MARKETS		)
LIMITED		)
acting by its authorised signatories		)
Yannick Perreve		)	/s/ YANNICK PERREVE
)
acting under the authority		)
of that company		)

Address:	Citigroup Center, 33 Canada Square,
Canary Wharf, London E14 5LB

Fax:	+44 20 7986 8295
Attention:	Catherine Pierre

EXECUTED as a Deed by CITIBANK		)
N.A. acting by its authorised		)
signatories		)
Yannick Perreve		)	/s/ YANNICK PERREVE
)
acting under the authority		)
of that company		)

Address:	Citigroup Center, 33 Canada Square,
Canary Wharf, London E14 5LB

Fax:	+44 20 7986 8295
Attention:	Catherine Pierre

EXECUTED as a Deed		)
by CREDIT SUISSE FIRST BOSTON		)
INTERNATIONAL		)
acting by its		)
authorised signatories		)
Kim Bailes and Didier Denat		)	/s/ KIM BAILES
)
acting under the authority		)	/s/ DIDIER DENAT
of that company		)

Address:	17 Columbus Courtyard,
London E14 4DA

Fax:	+44 207 943 2199
Attention:	Christian Reiner

EXECUTED as a Deed by JP MORGAN		)
PLC acting by its authorised signatories		)
Toby O’Connor		)	/s/ TOBY O’CONNOR
)
acting under the authority		)
of that company		)

Address:	10 Aldermanbury, L
London EC2V 7RF

Fax:	+44 20 7777 4548
Attention:	Eoghan Harrington

EXECUTED as a Deed		)
by JPMORGAN CHASE BANK, N.A.		)
acting by its authorised signatories		)
Toby O’Connor		)	/s/ TOBY O’CONNOR
)
acting under the authority		)
of that company		)

Address:	10 Aldermanbury,
London EC2V 7RF

Fax:	+44 20 7777 4548
Attention:	Eoghan Harrington

THE BOND TRUSTEE

	EXECUTED as a Deed by	)
	DEUTSCHE BANK TRUST COMPANY	)
	AMERICAS	)
	acting by:	)
	Claire Leadbeater and Michael Dunlaevy	)	/s/ CLAIRE LEADBEATER
)
	acting under the authority of that company,	)	/s/ MICHAEL DUNLAEVY
	in the presence of	)
)
	Witness’s Signature: MARIA DE LELLIS	)
)
	Name: Maria De Lellis	)
)
	Address: c/o Deutsche Bank,	)

Winchester House
Great Winchester Street
London EC2N 2DB

THE JUNIOR CREDITOR

	EXECUTED as a Deed by	)
	ADAVALE (NETHERLANDS) B.V.	)
	acting by: Rokin Corporate Services B.V.	)
)
)
	acting under the authority of that	)
	company, in the presence of	)	/s/ R. POSTHUMUS
		)	Proxy Holder
)
	Witness’s Signature:	)	/s/ L. F. VAN DER SMAN
		)	Proxy Holder
	Name:	)
)
Address:	Strawinskylaan 2001 NL 1077 ZZ	)
	Amsterdam	)

HEDGING BANKS

The Common Seal		)
of THE GOVERNOR AND COMPANY		)
OF THE BANK OF IRELAND		)	COMPANY SEAL AFFIXED
was affixed hereunto		)
in the presence of Peter Nugent		)
and Marie Somers		)
)
Authorised signatory PETER NUGENT		)
)
)
Authorised signatory MARIE SOMERS		)

Address:	Colvill House, Talbot Street,
Dublin 1

Fax:	+3531 6044 240
Attention:	Fergus Woods

EXECUTED as a Deed		)
by DEUTSCHE BANK AG,		)
LONDON BRANCH		)
acting by its authorised signatories		)	/s/ NATHAN TOWNSEND
Nathan Townsend and Joe Kohler		)	Legal Counsel
)
acting under the authority		)	/s/ JOE KOHLER
of that company		)	Legal Counsel

Address:	Winchester House
Great Winchester Street
London EC2N 2DB

Fax:	+44 20 7545 4455
Attention:	Andrej Machacek

EXECUTED as a Deed		)
by IIB BANK LIMITED		)
acting by its authorised signatories		)	/s/ MICHAEL MCNAUGHTON
Michael McNaughton and Christine Moran		)
		)	/s/ CHRISTINE MORAN
acting under the authority		)
of that company		)

Address:	Sandwith Street,
Dublin 2, Ireland

Fax:	+353 1 664 6518
Attention:	Daire McCaughley

EXECUTED as a Deed		)
by JPMORGAN CHASE BANK, N.A.		)
acting by its authorised signatories		)
Toby O’ Connor		)	/s/ TOBY O’CONNOR
)
acting under the authority		)
of that company		)

Address:	10 Aldermanbury,
London EC2V 7RF

Fax:	+44 20 7777 4548
Attention:	Eoghan Harrington

EXECUTED as a Deed		)
by MERRILL LYNCH CAPITAL		)
SERVICES, INC.		)
acting by its authorised signatories		)
Gabrielle Eber		)	/s/ GABRIELLE EBER
)
)
acting under the authority		)
of that company		)

Address:	4 World Financial Center 18th Floor,
New York, New York 10080

Fax:	+1 646 805 0218
Attention:	Swap Group

EXECUTED as a Deed		)
by BANK OF AMERICA, N.A.		)
acting by its authorised signatories		)
Bob Westbrook		)	/s/ BOB WESTBROOK
)
acting under the authority		)
of that company		)

Address:	26 Elmfield Road, Bromley,
Kent BR1 1WA

Fax:	+44 20 8313 2740
Attention:	Bob Westbrook

EXECUTED as a Deed		)
by CALYON		)
acting by its authorised signatories		)
Nick Atkinson and Glen Barnes		)	/s/ NICK ATKINSON
)
acting under the authority		)	/s/ GLEN BARNES
of that company		)

Address:	5 Appold Street,
London EC2A 2DA

Fax:	+44 20 7214 6092
Attention:	Dee Weekes

EXECUTED as a Deed		)
by BARCLAYS BANK OF IRELAND Plc		)
acting by its authorised signatories		)
John Morrissy		)	/s/ JOHN MORRISSY
)
acting under the authority		)
of that company		)

Address:	47- 48 St Stephen’s Green,
Dublin 2, Ireland

Fax:	+353 1 662 3141
Attention:	Ciara nic Gearailt

THE SENIOR AGENT

EXECUTED as a Deed		)
by DEUTSCHE BANK AG, LONDON		)
BRANCH		)
acting by its authorised signatories		)	/s/ J. C. BOWERS
Jonathan Bowers and Andrew McMurdo		)
		)	/s/ A. MCMURDO
acting under the authority		)
of that company		)

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:	+44 20 7545 4455
Attention:	Andrej Machacek

THE SECURITY AGENT

EXECUTED as a Deed		)
by DEUTSCHE BANK AG, LONDON		)
BRANCH		)
acting by its authorised signatories		)	/s/ J. C. BOWERS
Jonathan Bowers and Andrew McMurdo		)
		)	/s/ A. MCMURDO
acting under the authority		)
of that company		)

Address:	Winchester House
1 Great Winchester Street
London EC2N 2DB

Fax:	+44 20 7545 4455
Attention:	Andrej Machacek